Exhibit 10.31
LEASE
3300 Olcott Street
Santa Clara, California
Basic Lease Information

Date:	January 31, 2017
Landlord:	SFF OLCOTT, LLC, a Delaware limited liability company
Tenant:	GIGAMON INC., a Delaware corporation
Building (section 1.1):
That certain building located on the real property situated in the City of Santa Clara, County of Santa Clara, State of California, Assessor's Parcel No. 224-47-017, which real property is shown on the Site Plan attached hereto as Exhibit A and is commonly known as or otherwise described as follows: 3300 Olcott Street, Santa Clara, California.

Premises (section 1.1):	100% of the interior space within the Building comprising 105,664 square feet of rentable area
Parking (section 1.4):	Tenant shall be entitled to utilize the number of parking spaces serving the Building equal to Tenant's Percentage Share
Lease Term (section 2.1):	Approximately sixty-two (62) months
Commencement Date (section 2.1):	April 1, 2018
Expiration Date (section 2.1):	May 31, 2023
Base Rent (section 3.1(a)):	Month	Monthly Base Rent
	04/01/18 – 03/31/19	$273,173.14
	04/01/19 – 03/31/20	$281,368.33
	04/01/20 – 03/31/21	$289,809.38
	04/01/21 – 03/31/22	$298,503.67
	04/01/22 – 03/31/23	$307,458.78
	04/01/23 – 05/31/23	$316,682.54
Rent Payment Address (section 3.3):	SFF Olcott, LLC c/o Cushman & Wakefield of CA, Inc. PO Box 45257-102 San Francisco, CA 94145-0257
Tenant's Percentage Share (section 4.1(c)):	100%
Permitted Use (section 6.1):
General office, administrative, production, sales (other than retail), research and development, and laboratories of Tenant's products, and any other legally permitted uses directly incidental and ancillary thereto and otherwise consistent with the zoning criteria for the Building

Deposit (section 27.1):	$273,173.14

Tenant's Address (section 30.1):	At the Premises, Attn: General Counsel
Landlord's Address (section 30.1):	c/o PSAI Realty Partners, LLC, 155 Montgomery St., Suite 1600, San Francisco, California 94104
Landlord's Broker (section 32.1):	None
Tenant's Broker (section 32.1):	Savills/Studley
Exhibits	Exhibit A – Site Plan of the Property Exhibit B – Initial Improvement of the Premises Exhibit C – Rules and Regulations Exhibit D – Compliance Work
The foregoing Basic Lease Information is incorporated in and made a part of this Lease. If there is any conflict between the Basic Lease Information and any other part of this Lease, the former shall control.

TENANT: GIGAMON INC., a Delaware corporation By: /s/ Paul Hooper Name: Paul Hooper Title: CEO
LANDLORD:
SFF OLCOTT, LLC,
a California limited liability company
By: SFF II Reit, LLC,
a Delaware limited liability company,
its Manager
By: PSAI Realty Partners II, LLC,
a Delaware limited liability company,
its Manager
By:  /s/ Erik A. Foraker
Name:  Erik A. Foraker
Title:  Co-Admin Member

Exhibit A	Plan Outlining the Premises
Exhibit B	Initial Improvement of the Premises
Exhibit C	Rules and Regulations
Exhibit D	Compliance Work

LEASE
THIS LEASE is made as of the date specified in the Basic Lease Information by and between the landlord specified in the Basic Lease Information ("Landlord"), and the tenant specified in the Basic Lease Information ("Tenant").
W I T N E S S E T H:

ARTICLE 1
Premises
1.1    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms, covenants and conditions set forth in this Lease, the space (the "Premises") described in the Basic Lease Information, which Premises consist of 100% of the rentable area of the building (the "Building") described in the Basic Lease Information. During the Lease Term, Tenant shall have the right, in common with other tenants of the Building (if any), to use only for their intended purposes, the public portions of the Property (as defined below), that are designated by Landlord from time to time as common areas and not leased to or allocated for the exclusive use of another tenant of the Building. Landlord shall have the right from time to time to change the size, location, configuration, character or use of any such common areas, construct additional improvements or facilities in any such common areas, or close any such common areas, provided however, that, so long as Tenant leases the entire Building, any such changes (other than those that may be required to comply with Legal Requirements) shall be made only with Tenant's prior written consent, not to be unreasonably withheld, conditioned, or delayed. During the Lease Term, subject to Landlord's rights set forth hereunder, Tenant shall have the right (which, so long as Tenant is leasing the entire Building, shall be exclusive) to use only for their intended purposes, the areas exterior to the Building on the parcel or parcels of land on which the Building is located and all appurtenances thereto (the "Exterior Areas"). The Building, the Exterior Areas and the parcel or parcels of land on which the Building and the Exterior Areas are located shall sometimes collectively be referred to herein as the "Property".
1.2    Tenant acknowledges that Tenant is currently in possession of the Premises pursuant to a sublease with Palo Alto Networks, Inc. (the "Existing Sublease") and is familiar with the condition of the Premises and the Property, the Premises and the Property are suitable for Tenant's purposes, and the condition of the Premises and the Property is acceptable to Tenant. Except as provided in section 14.2 below, Landlord shall have no obligation to construct or install any improvements in the Premises or the Building or to remodel, renovate, recondition, alter or improve the Premises or the Property in any manner, and Tenant shall accept the Premises "as is" on the Commencement Date. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose, or any other kind arising out of this Lease and there are and shall be no warranties that extend beyond the warranties, if any, expressly set forth in this Lease.
1.3    No easement for light, air or view is included with or appurtenant to the Premises. Any diminution or shutting off of light, air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord. Notwithstanding the foregoing, Landlord shall not erect any such structure that materially adversely interferes with Tenant's use and occupancy of the Premises.
1.4    Notwithstanding section 1.1 of this Lease relating to use of the common areas of the Property for parking, Tenant shall have the right to use only the number of parking spaces specified in the Basic Lease Information. Tenant shall use such parking spaces solely for parking automobiles of Tenant's officers, employees, agents, contractors, guests and invitees. Tenant shall not, at any time, use more than the number of parking spaces specified in the Basic Lease Information, at no charge to Tenant. Tenant shall comply with all Rules and Regulations and all laws now or hereafter in effect relating to the use of parking spaces. Without limiting the foregoing, in no event shall this Lease be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, nor shall there be any abatement of rent hereunder, by reason of any reduction in Tenant's parking rights hereunder by reason of strikes, lock-outs, labor disputes, shortages of material or labor, fire, flood or other casualty, acts of God or any other cause beyond the control of Landlord, except as otherwise provided in this Lease. Tenant shall have the right, at its sole cost and expense, to install in the parking area during the Lease Term up to fifteen (15) dual charging stations for electrical vehicles, provided that such stations shall be installed in accordance with all provisions of Article 8.
1.5    As required by Section 1938(a) of the California Civil Code, Landlord discloses to Tenant that the Premises have not undergone inspection by a Certified Access Specialist ("CASp"). As required by Section 1938(e) of the California Civil Code, Landlord also states that:
"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."
As permitted by the quoted language above, it is agreed that: (a) any CASp inspection requested by Tenant shall be requested by Tenant within ten (10) days after the date on which this Lease has been executed by Landlord and Tenant, (b) the contract under which the inspection is to be performed shall not limit the CASp's liability if the CASp fails to perform the inspection in accordance with the standard of care applicable to experts performing such inspections, Landlord shall be an intended third party beneficiary of such contract and the contract shall otherwise comply with the provisions of this Lease applicable to Tenant contracts for construction; (c) the CASp inspection shall be conducted (i) at Tenant's sole cost and expense, (ii) by a CASp reasonably approved in advance by Landlord, (iii) intentionally deleted, (iv) in a manner reasonably satisfactory to Landlord, and (v) shall be addressed to, and, upon completion, promptly delivered to, Landlord and Tenant; (d) the information in the inspection shall not be disclosed by Tenant to anyone other than contractors, subcontractors, and consultants of Tenant who have a need to know the information therein and who agree in writing not to further disclose such information; and (e) to the extent that such CASp inspection identifies any necessary repairs to correct violations of construction-related accessibility standards within the Premises, the provisions of Article 14 below shall govern each of Landlord's and Tenant's responsibilities to make such repairs to the Premises. Tenant hereby waives any and all rights it otherwise might now or hereafter have under Section 1938 of the California Civil Code.

ARTICLE 2
Term
2.1    The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease shall be the term specified in the Basic Lease Information (the "Lease Term"), which shall commence on the commencement date specified in the Basic Lease Information (the "Commencement Date") and, unless extended or sooner terminated as hereinafter provided, shall end on the expiration date specified in the Basic Lease Information (the "Expiration Date").

ARTICLE 3
Rent
3.1    Tenant shall pay to Landlord the following amounts as rent for the Premises:
(a)    During the Lease Term, Tenant shall pay to Landlord, as monthly rent, the base rent specified in the Basic Lease Information (the "Base Rent").
(b)    During each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, Tenant's Percentage Share (as hereinafter defined) of all Insurance Costs (as hereinafter defined) paid or incurred by Landlord in such calendar year.
(c)    During each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, Tenant's Percentage Share of all Property Taxes (as hereinafter defined) paid or incurred by Landlord in such calendar year.
(d)    During each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, the Allowance Rent, if any, as provided in Exhibit B attached hereto.
(e)    During each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, the Management Fee (as hereinafter defined).
(f)    Throughout the Lease Term, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money and charges are otherwise designated "additional rent." As used in this Lease, "rent" shall mean and include all Base Rent, Allowance Rent, all additional rent and all other amounts payable by Tenant in accordance with this Lease. If the Lease Term ends on a day other than the last day of a calendar year, the amounts payable by Tenant under sections 3.1(b) and 3.1(c) hereof applicable to the calendar year in which the end of the term occurs shall be prorated on the basis which the number of days from the commencement of such calendar year to and including the date on which the end of the term occurs bears to three hundred sixty five (365).
3.2    Tenant shall pay all monthly installments of (a) Base Rent, (b) monthly installments of the Management Fee, (c) monthly installments of Landlord's estimates of amounts payable under sections 3.1(b) and 3.1(c) hereof, (d) monthly installments of the Allowance Rent (if applicable), and (e) monthly installments of amounts payable, if any, by Tenant pursuant to section 10.1 below on account of Capital Repairs or section 14.2 below on account of Capital Expenditures (collectively, "Monthly Rent") to Landlord, in advance, on or before the first day of each and every calendar month during the Lease Term, without notice, demand, deduction or offset, in lawful money of the United States of America. Landlord instructs Tenant to pay all such Monthly Rent to the address specified therefor in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect. If Tenant's obligation to pay Base Rent hereunder commences on a day other than the first day of a calendar month, or if the Lease Term terminates on a day other than the last day of a calendar month, then the Base Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30)-day month. Upon signing this Lease, Tenant shall pay to Landlord an amount equal to the Base Rent for the first full calendar month of the Term in which monthly Base Rent is payable, which amount Landlord shall apply to the Base Rent for such first full calendar month.
3.3    The additional rent payable pursuant to sections 3.1(b) and 3.1(c) hereof shall be calculated and paid in accordance with the following methods: On or before the first day of each calendar year during the Lease Term, or as soon thereafter as practicable, Landlord shall deliver to Tenant Landlord's reasonable estimate of Insurance Costs and Property Taxes, which it anticipates will be paid or incurred for the ensuing calendar year, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Rent. Landlord reserves the right to revise such estimate from time to time (but not more than once per calendar year). In addition, on or before the first day of each calendar year during the Lease Term, Landlord shall deliver to Tenant an invoice for the monthly amount of the Management Fee required to be paid by Tenant pursuant to this Lease for the ensuing calendar year, and Tenant shall pay to Landlord the Management Fee for such year in equal monthly installments during such year with the installments of Base Rent.
3.4    Landlord shall furnish to Tenant within four months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar year, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Monthly Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord's billing of same to Tenant. Tenant may, at Tenant's sole cost and expense, cause an audit of Landlord's books and records to determine the accuracy of Landlord's billings for Insurance Costs and Property Taxes under this Lease, provided Tenant completes (and delivers to Landlord the written results of) such audit within one hundred twenty (120) days after Tenant's receipt of the year-end statement described above setting forth the annual reconciliation of Insurance Costs and Property Taxes, and provided further that the person or entity performing such audit is not compensated on any type of contingent basis. If such audit reveals that the actual Insurance Costs and Property Taxes for any given year were less than the amount that Tenant paid for Insurance Costs and Property Taxes for any such year, then unless Landlord contests such audit results as provided below, Landlord shall credit the excess to Tenant's next payment of Monthly Rent and Landlord shall pay the cost of Tenant's audit. If such audit reveals that the actual Insurance Costs and Property Taxes for any given year were more than the amount that Tenant paid for Insurance Costs and Property Taxes for any such year, Tenant shall pay such amount to Landlord within thirty (30) days after completion of the audit. Landlord shall have the right to contest the results of Tenant's audit and thereafter promptly have an audit performed ("Landlord's Audit") by a certified public accounting firm selected by Landlord and acceptable to Tenant in Tenant's reasonable discretion. In such case, the results of Landlord's audit shall be binding and conclusive on Landlord and Tenant, and any resulting overpayment or underpayment shall be handled as provided above. Tenant shall pay the cost of Landlord's Audit unless Landlord's Audit confirms the accuracy of the audit performed by Tenant, in which case Landlord shall pay the cost of Landlord's Audit. The provisions of this section shall survive the expiration or sooner termination of this Lease.

ARTICLE 4
Property Taxes Definitions
4.1    The following terms shall have the definitions herein specified:
(a)    “Insurance Costs” shall mean  (i) premiums and other charges incurred by Landlord with respect to fire, other casualty (including earthquake and flood), rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any mortgage or deed of trust encumbering the Building; and (ii) costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy; provided, however, that any deductible amount in excess of $25,000 shall be amortized over a period of thirty-nine (39) years (i.e, deductibles of less than $25,000 will not be subject to such amortization, but the entire amount of any deductible that is greater than $25,000 shall be amortized, including the portion below $25,000).
(b)    (i)"Property Taxes" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Building or any part thereof, any personal property used in connection with the Building and any taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent. Property Taxes shall also include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property taxes. Property Taxes shall not include (i) net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, or (ii) any tax, assessment, fee or charge paid by Tenant pursuant to section 4.1(a) hereof. Notwithstanding anything to the contrary in this Lease, "Property Taxes" shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Landlord's rental income, unless such tax or assessment is imposed in lieu of real property taxes; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; or (c) attributable to Landlord's net income, inheritance, gift, transfer, estate or state taxes; or (d) imposed on land and improvements other than the Project.
(ii)    Notwithstanding anything to the contrary in this section 4.1(b), if a refinancing, sale, or transfer of ownership, in the Building or any other Proposition 13 triggering event occurs after the date of this Lease (other than those related to the construction of new improvements to the Property by Tenant) and causes an increase in the Property Taxes, then, (a) only fifty percent (50%) of such increase shall be includable in Property Taxes during the first twelve (12) months after such increase is imposed or otherwise included by Landlord in Property Taxes and (b) after such initial twelve (12) month period, the entire amount of such increase shall be includable in Property Taxes.
The benefits of this subparagraph 4.1(b)(ii) shall be personal to the tenant originally named herein (i.e., Gigamon Inc.) ("Original Tenant") (or any Affiliate or Related Entity (as such terms are defined in section 15.8 below) to whom this Lease has been assigned or the Premises subleased in accordance with section 15.8 below and shall not inure to the benefit of any other assignee or subtenant of Tenant. If portions of the Premises are subleased to one or more subtenants other than such Affiliate(s) of Tenant, then the benefits of this subparagraph shall apply only to the portions of the Premises that are occupied by Tenant or such Affiliates of Tenant.
(c)    “Management Fee” shall mean a management fee in the amount of three percent (3%) of Base Rent payable by Tenant under this Lease.

ARTICLE 5
Other Taxes Payable by Tenant
5.1    Except as otherwise set forth in this Lease, in addition to all monthly rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges, whether or not now customary or within the contemplation of Landlord and Tenant, that are paid by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to the cost or value of any equipment, furniture, fixtures and other personal property of Tenant located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord. If it is unlawful for Tenant to reimburse Landlord for any such taxes, assessments, excises, levies, fees or charges, the Base Rent payable prior to the imposition thereof shall be increased to provide Landlord the same net Base Rent after the imposition thereof as Landlord received prior to the imposition of such taxes, assessments, excises, levies, fees or charges. All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Article 5 shall be deemed to be, and shall be paid as, additional rent.
ARTICLE 6
Use; Environmental Matters
6.1    Tenant shall use the Premises only for the purposes described in the Basic Lease Information and no other purpose whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's reasonable discretion. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any property insurance policy carried by Landlord for the Building, or will in any way increase the existing rate of (unless Tenant agrees to pay such increase), or cause a cancellation of, or affect any property or other insurance for the Building or any part thereof. Tenant shall not do or permit anything to be done in, on or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants (if any) of the Building, or injure or annoy them. Tenant shall not use or allow the Premises to be used for any improper, immoral, or unlawful activity, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit any waste in, on or about the Premises. Tenant shall not bring into the Building any furniture, equipment, materials or other objects which overload the Building or any portion thereof.
6.2    Tenant shall not bring or keep, or permit any of Tenant's agents, employees, contractors, licensees, subtenants, customers, guests or invitees (collectively with Tenant, "Tenant Parties") to bring or keep, in the Premises or the Property any "hazardous substance" (as hereinafter defined). Tenant shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any hazardous substance in the Premises or the Property, or use the Premises for any such purpose, or emit, release or discharge any hazardous substance into any air, soil, surface water or groundwater comprising the Premises or the Property, or permit any person using or occupying the Premises to do any of the foregoing. The preceding sentence shall not prohibit the ordinary use of any hazardous substance normally used in the operation of a general office use, provided the amount of any such hazardous substance does not exceed the quantity necessary for the normal operation of a general office in the ordinary course of business and the use, storage and disposal of any such hazardous substance strictly comply with all applicable "environmental laws" (as hereinafter defined). Tenant shall comply, and shall cause all of the Tenant Parties using or occupying the Premises to comply, with all environmental laws applicable to the use or occupancy of the Premises by Tenant or any operation or activity of Tenant therein.
6.3    Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature (including reasonable attorneys' fees and disbursements incurred in the investigation, defense or settlement of claims) that Landlord may incur as a result of, or in connection with, claims arising from the presence, use, storage, transportation, treatment, disposal, release or other handling, on or about or beneath the Property, of any hazardous substances introduced on or about or beneath the Property by Tenant or any of the other Tenant Parties. The liability of Tenant under this section 6.3 shall survive the termination of this Lease with respect to acts or omissions that occur before such termination. Notwithstanding the foregoing or any other provision of this Lease to the contrary, Tenant shall have no obligations with respect to any hazardous substances (i) existing or generated, at, in, on, under or in connection with the Premises or the Property, or the soil, air, improvements, groundwater or surface water thereof prior to the date that Tenant first took occupancy of the Building under the Existing Sublease or (ii) brought upon the Premises, Building or the Property by anyone other than Tenant or its agents, officers, employees, contractors, invitees or licensees (including, without limitation, by Landlord or persons operating under the direction of Landlord), except, in either case, to the extent that Tenant intentionally exacerbates the same after being notified in writing of the same; and provided further that, subject to the limitations set forth above in this paragraph, as between Landlord and Tenant, Landlord shall bear responsibility for any claims with respect to any such hazardous substances.
6.4    As used in this Lease, "hazardous substance" shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the environmental laws, and includes asbestos, petroleum, petroleum products, polychlorinated biphenyls, radon gas, radioactive matter, and chemicals which may cause cancer or reproductive toxicity. As used in this Lease, "environmental laws" shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater.
6.5    Subject to the terms of this Lease, Tenant shall have access to the Building and the Premises 24 hours per day, 7 days per week, subject to full or partial closures which may be required from time to time for construction, maintenance, repairs, actual or threatened emergency or other events or circumstances which make it reasonably necessary to temporarily restrict or limit access.

ARTICLE 7
Utilities
7.1    On or before the Commencement Date, Tenant will cause each utility provider to set up an account for the Premises in Tenant's name and to bill Tenant directly for all utilities supplied to the Premises from the Commencement Date throughout the Term. Tenant will pay when due for electrical service, water, sewer service, natural gas, telecommunications services, garbage removal, and all other utility services supplied to or consumed in, at, or from the Premises and all related access charges and connection fees (including the cost of separate metering if Tenant is no longer leasing the entire Building).
7.2    In the event of an interruption in, or failure or inability to provide any service or utility for the Premises for any reason, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future laws permitting the termination of this Lease due to such interruption, failure or inability. Notwithstanding the foregoing, if any such interruption in, or failure or inability to provide utility services to the Premises necessary for Tenant's normal business operations is caused by the negligence or willful misconduct of Landlord, and such interruption continues for five (5) or more consecutive business days after Tenant's written notice thereof to Landlord and Tenant is unable to use and does not use a material portion of the Premises for Tenant's business purposes as previously conducted as a result thereof, then Tenant shall be entitled to an abatement of Base Rent under section 3.1(a) hereof and Tenant's Percentage Share of Insurance Costs and Property Taxes under sections 3.1(b) and 3.1(c) hereof, which abatement shall commence as of the first day after the expiration of such five (5) business day period, and shall be based on the extent to which Tenant's use of the Premises for Tenant's business is diminished. If the interruption persists for more than one hundred twenty (120) days, Tenant shall have the right to terminate this Lease by written notice to Landlord given within thirty (30) days following such 120-day period.
7.3    In the event any governmental authority having jurisdiction over the Building promulgates or revises any applicable laws or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively "Controls") or in the event Landlord is required or elects to make alterations to the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its reasonable discretion, comply with such Controls or make such alterations to the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.
7.4    Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.
7.5    Tenant acknowledges that Landlord may, from time to time, be required to disclose certain information concerning the Building's energy use pursuant to California law (any such current or future law or regulation regarding disclosure of energy efficiency data with respect to the Building shall be referred to herein as the "Energy Disclosure Regulations"). Tenant shall cooperate with Landlord with respect to any disclosure and/or reporting requirements pursuant to any Energy Disclosure Regulations. Without limiting the generality of the foregoing, Tenant shall, within ten (10) business days following request from Landlord, disclose to Landlord all information reasonably requested by Landlord in connection with the Energy Disclosure Regulations, including, but not limited to, the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant's name, the number of employees working within the Premises, the operating hours for Tenant's business in the Premises and such other matters as Landlord may reasonably require in order to comply with the Energy Disclosure Regulations. Landlord acknowledges that this information shall be provided on a confidential basis, but may be provided by Landlord to the applicable utility providers, the California Energy Commission (and other governmental entities having jurisdiction with respect to the Energy Disclosure Regulations), and any third parties to whom Landlord is required to make the disclosures pursuant to the Energy Disclosure Regulations. Tenant agrees that none of the Landlord Parties (as defined below) shall be liable for any loss, cost, damage, expense or liability related to Landlord's disclosure of such information provided by Tenant in accordance with this section. In addition, Tenant represents to Landlord that any and all information provided by Tenant to Landlord pursuant to this paragraph shall be, to Tenant's knowledge, true and correct in all material respects and Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with or arising from any breach of the foregoing representation and/or Tenant's failure to timely provide any information requested by Landlord pursuant to this paragraph.
7.6    Intentionally deleted.
7.7    Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Premises or the Building (including the Exterior Areas) and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees, or contractors from any cause whatsoever, including but not limited to criminal and/or terrorist acts. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same. In the event Landlord in its sole and absolute discretion (but only after Tenant's request if Tenant is leasing 100% of the Building) agrees to provide any security services, whether it be guard service or access systems or otherwise, Landlord shall do so strictly as an accommodation to Tenant and Landlord shall have no liability whatsoever in connection therewith, whether it be for failure to maintain the secure access system, or for failure of the guard service to provide adequate security, or otherwise.

ARTICLE 8
Alterations
8.1    After the Commencement Date, except as otherwise provided in Exhibit B, Tenant shall not make any alterations, additions, modifications or improvements in or to the Building or any part thereof, or attach any fixtures or equipment thereto (collectively, "Alterations"), without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the preceding sentence, Tenant may make such Alterations without Landlord's consent only if the total cost is twenty-five thousand dollars ($25,000) or less and it will not affect in any way the structural, exterior, entry or roof elements of the Building or the Premises, or adversely affect the mechanical, electrical, plumbing, utility or life safety systems of the Building, but Tenant shall give prior written notice of any such Alterations to Landlord. All Alterations (except the initial improvements to be constructed or installed by Landlord, if any, pursuant to Exhibit B) in or to the Building to which Landlord consents shall be made by Tenant at Tenant's sole cost and expense as follows:
(a)    Tenant shall submit to Landlord, for Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by responsible licensed architect(s) and engineer(s) approved in writing by Landlord, shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the basic Building shell or any systems, components or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the approval thereof, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Landlord shall respond to Tenant's plans and specifications (and to any resubmittal of plans) within seven (7) business days of Landlord's receipt thereof. Tenant shall provide Landlord advance written notice of the licensed architect(s) and engineer(s) whom Tenant proposes to engage to prepare such plans and specifications. Landlord shall notify Tenant in writing whether Landlord approves or disapproves such architect(s) and engineer(s), which approval shall not be unreasonably withheld, conditioned or delayed. Landlord's approval or consent to any such work shall not impose any liability upon Landlord, and no action taken by Landlord in connection with such approval, including, without limitation, attending construction meetings of Tenant's contractors, shall render Tenant the agent of Landlord for purposes of constructing any Alterations.
(b)    If Landlord reasonably disapproves such plans and specifications, or any portion thereof, Landlord shall notify Tenant of such disapproval and of the revisions which Landlord reasonably requires in order to obtain Landlord's approval within the time period set forth above. Thereafter, Tenant shall submit to Landlord revised plans and specifications incorporating the revisions reasonably required by Landlord. Such revisions shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.
(c)    Tenant shall pay for all work (including, without limitation, the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the Alterations. Tenant shall engage responsible licensed contractor(s) approved in writing by Landlord to perform all work, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall provide Landlord advance written notice of the contractors, subcontractors, mechanics and materialmen whom Tenant proposes to engage for the work, all of which shall be licensed in the State in which the Building is located and capable of being bonded. Landlord shall notify Tenant in writing whether Landlord approves or disapproves such contractor(s) within ten (10) days of its receipt of Tenant's submission. All contractors and other persons shall at all times be subject to Landlord's control while in the Building. Landlord shall not have the right to require that Tenant post security for the payment of the Alterations or the right to require that any such contractor engaged by Tenant shall, prior to commencing work at the Building, provide Landlord with a performance bond and a labor and materials payment bond. Prior to the commencement of any Alterations, if required by Landlord, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in form and amount reasonably approved by Landlord covering such Alterations. Under no circumstances shall Landlord be liable to Tenant for any liability, loss, cost or expense incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work. In addition, Tenant acknowledges and agrees that any and all Alterations have not been expressly or impliedly required as a condition to the execution of this Lease for the use of the Premises permitted under this Lease or in lieu of payment of rent.
(d)    Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least ten (10) days prior to such date (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall cause all work to be performed by the licensed contractor(s) approved in writing by Landlord in accordance with the plans and specifications approved in writing by Landlord and in full compliance with all applicable codes, laws, ordinances, rules and regulations.
(e)    All changes in the plans and specifications shall be subject to Landlord's prior written approval, not to be unreasonably withheld, conditioned or delayed. If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have Tenant's architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's prompt written approval. If Landlord disapproves such change, Landlord shall specify in writing the reasons for disapproval and such plans and specifications shall be revised by Tenant and resubmitted in the same manner to Landlord for Landlord's written approval, as provided above. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.
(f)    Tenant shall pay Landlord, on demand, during the course of construction of any Alterations an amount (the "Supervision Fee") equal to two and one-half percent (2.5%) of the total hard costs of such Alteration as compensation to Landlord for Landlord's review of the plans and specifications for such Alterations and general oversight of the construction.

8.2    All Alterations, including, without limitation, carpeting and all other improvements made pursuant to Exhibit B, if any, whether temporary or permanent in character, made in or to the Building either by Tenant or by Landlord shall become part of the Building and Landlord's property. At Landlord's sole election, made at the time it consents to and approves such Alterations if Tenant’s express written request requires such election in accordance with this section 8.2, any or all Alterations performed by Tenant after the date of this Lease shall be removed by Tenant from the Property at the expiration or sooner termination of this Lease and the Property shall be restored by Tenant to their condition prior to the making of such Tenant Improvements, ordinary wear and tear excepted; provided, however, that Tenant shall not be required to remove any element of the Tenant Improvements that are of a type and quantity that would reasonably be installed by or for a typical tenant using space for general office purposes in a normal and customary manner ("Ordinary Office Improvements"). Upon Tenant’s express written request making specific reference to this section 8.2, Landlord shall advise Tenant at the time of Landlord's approval of any Alteration requested by Tenant (or within ten (10) business days after receipt of Tenant's notice to Landlord with respect to those Alterations not requiring Landlord's approval) whether Landlord deems a component of the proposed Alterations to not be an "Ordinary Office Improvement" and, if so, whether Landlord will require the removal of component of the Alterations and restoration of the Property to its previous condition at the expiration or sooner termination of this Lease. Landlord's failure to expressly require such removal shall waive Landlord's right to make its foregoing election with respect to such component of the Alterations; provided, however, if Tenant believes that Landlord's advice to Tenant pursuant to this section 8.2 is incomplete or ambiguous, then at Tenant's request Landlord shall resolve such matter in a follow-up notice to Tenant. The removal of the Alterations and the restoration of the Building shall be performed by a general contractor selected by Tenant and reasonably approved by Landlord, in which event Tenant shall pay the general contractor's fees and costs in connection with such work. All of Tenant's furniture, equipment, trade fixtures and personal property (except partitions) shall remain the property of Tenant and Tenant shall, at Tenant's expense, remove all such property from the Building at the end of the Lease Term. Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 8.2 to be performed after such termination.
8.3    Tenant hereby acknowledges that notwithstanding anything contained herein to the contrary, Landlord is not and shall not be deemed to be a "participating owner" with respect to any Alterations (including, without limitation, the improvements made pursuant to Exhibit B, if any) made in or to the Building. Prior to commencement of any work at the Building, Tenant shall obtain from all contractors, subcontractors, laborers, materialmen, and suppliers performing work at the Building for Tenant a writing or writings duly executed by authorized representatives of such contractors, subcontractors, laborers, materialmen, or suppliers containing the following language or substantially identical provisions:
"Contractor acknowledges and agrees that it is performing a work of improvement on a Tenant's leasehold interest and agrees to limit any right to impose a mechanic's or materialman's lien to Tenant's leasehold interest. Contractor further agrees that the work of improvement is not being performed at Landlord's insistence, is not being performed for the benefit of Landlord or Landlord's ownership (fee) interest, and that Landlord is not directing Contractor's work. Contractor further agrees that Landlord is not participating in the work of improvement or in Tenant's enterprise. Contractor further agrees that it will provide Landlord with written notice of commencement of work within three (3) business days following commencement, so that Landlord may timely post a Notice of Non-Responsibility. Contractor waives and relinquishes the benefit of the "participating owner" doctrine as stated in California law, and further waives and relinquishes any right it may otherwise have had to impose any mechanic's or materialman's lien on Landlord's ownership interest in the property."
ARTICLE 9
Liens
9.1    Tenant shall keep the Premises and the Building free from mechanics', materialmen's and all other liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. Tenant shall have the right to contest the amount or validity of any such lien, provided Tenant gives prior written notice of such contest to Landlord, prosecutes such contest by appropriate proceedings in good faith and with diligence, and, upon request by Landlord, furnishes such bond as may be required by law to protect the Building and the Premises from such lien. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.
ARTICLE 10
Maintenance and Repairs
10.1    Tenant shall, at all times during the Lease Term and at Tenant's sole cost and expense, maintain, repair and replace all parts of the Property (excluding only the Building Structure (as defined below)), including, without limitation, the roof membrane and other non-structural portions of the roof, the exterior face of exterior walls, exterior windows, the Exterior Areas, all Buildings systems, all of Tenant's signs, all windows, doors, truck doors, and other penetrations in the outer walls of the Building, all loading docks and lifts that serve the Building, floor coverings, ceilings, all HVAC equipment and systems ("HVAC Systems"), all other mechanical, electrical, plumbing, lighting, life-safety, and utility systems, equipment, conduits, pipes, ducts, and lines, and all fixtures and appliances in good order and operating condition, ordinary wear and tear and damage thereto by fire or other casualty excepted; provided that, subject to the provisions of Article 12, Tenant shall not be responsible for repairs to the Property to the extent that any damage is caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors. Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Exterior Areas. Tenant shall regularly and periodically sweep and clean the driveways and parking areas of the Property. Tenant will also repair, or reimburse Landlord for, any blockage of or damage to the sewer lines and sewer system at the Premises that results from anything that enters the sewer lines from the Premises. Tenant will provide and pay for all garbage removal from the Property. Tenant will perform all repairs and replacements with first-class materials and with first-class workmanship. Tenant will, at Tenant's sole cost, maintain throughout the Lease Term a regularly scheduled preventative maintenance and service contract or contracts with a contractor or contractors specializing and experienced in the maintenance of HVAC equipment, for the maintenance of the HVAC Systems. The maintenance and service contract shall include all services reasonably suggested by the equipment manufacturer and shall become effective (and Tenant shall deliver a copy to Landlord) within thirty (30) days after the Commencement Date. Tenant shall at all times maintain the HVAC Systems in compliance with all applicable federal, state and local laws. If a leak occurs in any portion of the HVAC Systems, Tenant shall promptly repair such leak in compliance with all applicable federal, state and local laws and complete such repairs within any deadline imposed by such federal, state or local laws. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any failure by Tenant to maintain the HVAC Systems in compliance with all applicable federal, state and local laws or any failure by Tenant to repair any leak in any portion of the HVAC Systems in compliance with all applicable federal, state and local laws. If Tenant replaces any part or component of the HVAC Systems and receives a warranty from the manufacturer or a guaranty by the installer, Tenant shall furnish a duplicate original of each such warranty and guaranty to Landlord. Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises with the HVAC Systems in good condition and working order, normal wear and tear excepted. Notwithstanding the provisions of this section 10.1 to the contrary, Landlord may at any time, upon thirty (30) days' notice to Tenant, assume maintenance of the HVAC Systems, in which case Tenant will reimburse Landlord for the cost incurred by Landlord in maintaining, repairing and replacing such HVAC Systems within thirty (30) days following demand from Landlord; provided, however, that any capital repairs or replacements of the HVAC Systems shall be reasonably amortized as determined by Landlord and consistent with prudent real property management practices for comparable buildings in the Santa Clara, CA area, together with interest at the rate of eight percent (8%) per annum; provided further, however, that Landlord may elect to assume maintenance of the HVAC Systems only if Landlord, in its sole but good faith discretion, determines that Tenant is not adequately maintaining such HVAC Systems in a condition suitable for a first class building in Santa Clara, California. Tenant hereby waives all rights under California Civil Code section 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code section 1942 or any other law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, maintain, decorate or paint the Premises or the Building or any part thereof or any equipment, fixtures or improvements therein, except as provided herein. Notwithstanding the foregoing, if any element of (i) the Building systems (including HVAC Systems, but expressly excluding any Building systems installed by or on behalf of Tenant after the Commencement Date), (ii) the roof or (iii) the exterior walls and exterior windows, required to be maintained by Tenant require replacement or any repair that exceeds fifty percent (50%) of the replacement cost of the item (a "Capital Repair"), then Tenant shall have the right to cause Landlord to perform such Capital Repair, and the cost thereof shall be amortized over the useful life of the capital item as determined by Landlord in accordance with the customary accounting practices employed by landlords of comparable buildings in Santa Clara, California, together with interest at the rate of eight percent (8%) per annum, or such higher annual rate as Landlord may actually have to pay, on the unamortized balance, and Tenant shall be responsible to reimburse Landlord on a monthly basis for the portion of such amortized cost attributable to the remaining Lease Term.
10.2    Landlord shall maintain the foundation, the structural portions of the roof and the load-bearing portions of load-bearing walls (collectively, the "Building Structure"), in reasonably good order and condition. Any damage in or to any such areas or elements caused by Tenant or any of the other Tenant Parties shall be repaired by Landlord at Tenant's expense and Tenant shall reimburse Landlord therefor on demand, as additional rent. Landlord shall not be liable for any criminal acts of others or for any direct, consequential or other loss or damage related to any malfunction, circumvention or other failure of any access control service, device or personnel. In addition, Landlord shall perform and construct, at its sole cost and expense, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord or any other occupant of the Building, or their respective agents, employees or contractors and (b) for which Landlord has a right of reimbursement from others.
ARTICLE 11
Damage or Destruction
11.1    If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the Lease Term, and this Lease is not terminated pursuant to sections 11.2 or 11.3 hereof, Landlord shall repair such damage and restore the Building and the Premises to substantially the same condition in which the Building and the Premises existed before the occurrence of such fire or other casualty (provided that Landlord shall have no obligation to restore any Tenant Improvements (as defined in Exhibit B) or Alterations made by Tenant in the Premises, unless Tenant assigns its insurance proceeds with respect to such improvements to Landlord and pays any shortfall in such in advance of such restoration and this Lease shall, subject to the provisions of this Article 11, remain in full force and effect. If such fire or other casualty damages the Premises or common areas of the Building necessary for Tenant's use and occupancy of the Premises and Tenant ceases to use any portion of the Premises as a result thereof, then during the period the Premises or any portion thereof are not reasonably suitable for Tenant's use thereof in a manner consistent with that immediately prior to such casualty damage, and are not actually used by Tenant, Tenant shall be entitled to a reduction in Base Rent (but not Allowance Rent, except to the extent that Landlord's rent loss insurance covers such Allowance Rent) to the extent in which Tenant's use of the Premises is diminished. Landlord shall not be obligated to repair any damage to, or to make any replacement of, any movable furniture, equipment, trade fixtures or personal property in the Premises. Tenant may, at Tenant's sole cost and expense, repair and replace all such movable furniture, equipment, trade fixtures, personal property. Tenant hereby waives California Civil Code sections 1932(2) and 1933(4), or any successor statute, providing for termination of hiring upon destruction of the thing hired.
11.2    If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the Lease Term, then within forty five (45) days following the date of the damage, Landlord shall provide to Tenant Landlord's reasonable estimate of the time to perform the repairs ("Landlord's Repair Notice"). If (a) such fire or other casualty occurs during the last twelve (12) months of the Lease Term and the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (b) the insurance proceeds received by Landlord in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof and Landlord does not intend to restore such damage and does not actually commence such restoration, or (c) the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof cannot, as reasonably estimated by Landlord, be completed within three hundred sixty (360) days after the occurrence of such fire or other casualty, then, in any such event, Landlord shall have the right, by giving written notice to Tenant within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date specified in such notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given. If the Premises are damaged by fire or other casualty and if, pursuant to Landlord's Repair Notice, the restoration will not be substantially completed within nine (9) months following the date of such casualty (or, during the last twelve (12) months of the Lease Term, the restoration will not be substantially completed within two (2) months following the date of such casualty), then Tenant shall have the right to terminate this Lease by giving written notice (the "Termination Notice") to Landlord not later than thirty (30) days following receipt of Landlord's Repair Notice. If Tenant gives a Termination Notice, this Lease shall be deemed cancelled and terminated as of the date of the damage as if such date were the Expiration Date, and rent shall be apportioned and shall be paid or refunded, as the case may be up to and including the date of such damage or destruction.
11.3    A total destruction of the Building shall automatically terminate this Lease effective as of the date of such total destruction.
11.4    Notwithstanding anything to the contrary in Landlord's existing lease with Palo Alto Networks, Inc. (the "Existing Lease") or the consent to the Existing Sublease, if the Existing Lease and Existing Sublease terminate prior to the Commencement Date, for any reason other than as the result of a default by Tenant under the Existing Sublease, then the Commencement Date will occur under this Lease concurrently with such termination and the Lease Term will be extended by the number of days between such early commencement and the stated Commencement Date in this Lease, provided however that all rent owing for such period shall be at the rates and in such amounts as would be due under the Sublease. If the Existing Lease and Existing Sublease are terminated due to casualty, then, Landlord and Tenant agree that the provisions of this Article 11 shall control the rights and obligations of Landlord and Tenant with respect to the occurrence of such casualty.
ARTICLE 12
Subrogation
12.1    Tenant waives on behalf of its insurers under all policies of property, liability and other insurance (excluding workers' compensation) carried by Tenant during the term of this Lease insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of its insurers under all policies of property, liability and other insurance (excluding workers' compensation) carried by Landlord during the term of this Lease insuring or covering the Building or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all such policies of property, liability and other insurance (excluding workers' compensation) insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this Article 12. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity has an insurable interest in the property damaged. Notwithstanding anything to the contrary in this Lease, the parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by all risk property insurance, without regard to the negligence or willful misconduct of the entity so released. All of Landlord's and Tenant's repair and indemnity obligations under this Lease shall be subject to the waiver contained in this paragraph.
ARTICLE 13
Indemnification and Insurance
13.1    Tenant hereby waives all claims against Landlord, Landlord's members, partners, shareholders, trustees, and beneficiaries, the Building's property manager, and Landlord's asset manager, and their respective officers, directors, agents, servants, employees and independent contractors (collectively, the "Landlord Parties"), for damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever other than to the extent caused by reason of the negligence or willful misconduct of Landlord or any Landlord Parties. Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with or arising from (a) any cause whatsoever in, on or about the Premises or any part thereof arising at any time other than by reason of the negligence or willful misconduct of Landlord or the Landlord Parties, or (b) any negligent act or omission of Tenant or any of the other Tenant Parties in, on or about any part of the Property other than the Premises (including, without limitation, any damage, bodily or personal injury, illness or death which is caused in part by Landlord), or (c) any breach by Tenant of the terms of this Lease. This Article 13 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.
13.2    Tenant shall, at Tenant's sole cost and expense, obtain and keep in force during the term of this Lease the following insurance:
(a)    Workers' compensation and employers' liability insurance policies with a minimum limit of $1,000,000. The policies shall contain a Waiver of Subrogation endorsement in favor of the Landlord Parties.
(b)    Automobile liability insurance policy containing liability symbol "1" (any automobile), including owned, non-owned and hired automobiles, with a combined single limit of $1,000,000 for bodily injury and property damage or equivalent approved by Landlord.

(c)    An occurrence form commercial general liability insurance policy with coverage at least as broad as ISO form CG0001 with limits of not less than $2,000,000 combined single limit, each occurrence and aggregate, and will not provide for a self-insured retention or deductible in excess of $25,000. Such insurance shall include Legal Liability limits of $1,000,000 per occurrence, and $2,000,000 products/completed operations coverage and such insurance shall be primary insurance as respects any claims, losses or liability arising directly or indirectly from the Tenant's operations and/or occupancy, and any other insurance maintained by Landlord shall be excess and not contributory with the insurance required hereunder. Said insurance policies shall include an endorsement, providing that the Landlord Parties and their officers and employees are additional insured using CG 2011 or comparable wording. The Additional Insured(s) endorsement shall be at no cost to Landlord or the other additional insured(s). All such insurance shall insure the performance by Tenant of the indemnity agreement set forth in section 13.1 hereof.
(d)    Umbrella liability insurance policy with a limit of not less than $5,000,000. The policy shall provide excess coverage over Tenant's Employers' Liability, Automobile Liability and Commercial General Liability coverages.
(e)    Insurance policy for full replacement cost of Tenant's movable furniture, equipment, trade fixtures and personal property in the Premises and the Tenant Improvements and any Alterations made by or for Tenant, with special form cause of loss with an agreed value endorsement and a deductible not to exceed $25,000. Loss of business income and continuing expense coverage will be included for a minimum of 12 months rental value. Tenant will name Landlord as additional insured for loss of business income and continuing expenses. All amounts received by Tenant under the insurance specified in this section 13.2 with respect to Alterations and Tenant Improvements shall first be applied to the payment of the cost of the repair and replacement Tenant is obligated to do under Article 11 hereof.
13.3     Landlord reserves the right to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as reasonably determined by Landlord (which insurance coverages may be greater than those set forth in section 13.2 above and which may include types of insurance not specified above with respect to Tenant) and as to which Landlord and such other parties designated by Landlord shall be additional insureds.
13.4    All insurance required under this Article 13 and all renewals thereof shall be issued by good and responsible companies rated not less than A-:VIII in Best's Insurance Guide. Each policy, other than Tenant's workers' compensation insurance, shall: (a) provide that the policy shall not be canceled without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired (provided that if Tenant's insurer is unwilling or unable to provide such notice in accordance with industry practice, then Tenant shall promptly provide such notice to Landlord); (b) protect Tenant, as named insured, and Landlord and all the other Landlord Parties and any other parties designated by Landlord, as additional insureds, using such ISO or other form of endorsement as directed in writing by Landlord; (c) include all waiver of subrogation rights endorsements necessary to effect the provisions of Article 12 above; (d) provide that the policy and the coverage provided shall be primary, that Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or the other Landlord Parties by reason of acts or omissions of Tenant, and that any coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant; and (e) specifically include all liability assumed by Tenant under this Lease (provided, however, that such contractual liability coverage shall not limit or be deemed to satisfy Tenant's indemnity obligations under this Lease). Tenant shall deliver certificates of insurance, acceptable to Landlord, to Landlord within ten (10) days of the expiration of each policy. If Tenant fails to maintain any such policy within thirty (30) days after receipt of written notice from Landlord specifying, in reasonable detail, which policy has not been maintained, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent within thirty (30) days of such demand.
13.5    Subject to the terms and conditions of this section 13.5, Tenant shall be permitted to provide the insurance coverage required under this Article 13 by a program of "self-insurance", provided that (i) Tenant has a tangible net worth of at least One Hundred Fifty Million Dollars ($150,000,000), (ii) Tenant is and remains qualified with the State of California as a self-insurer, (iii) the self-insurance program, in the reasonable judgment of Landlord, provides adequate, enforceable, sufficiently funded and long-term coverage for Landlord and the risks to be insured against, (iv) Tenant warrants and represents it is adequately self-insured, which warranty and representation shall be a continuing one throughout the term hereof, for all purposes under this Lease for the particular risk, and (v) such program of self-insurance shall provide Landlord with the same rights and privileges to which Landlord is otherwise entitled under the terms of this Lease when there is a third-party insurer (including without limitation waiver of all rights of recovery by way of subrogation). Tenant shall provide to Landlord all documents (including without limitation such financial statements of Tenant as may be requested by Landlord from time to time) that Landlord requests that are necessary to permit a complete review and analysis of the self-insurance program. If, as a supplement to Tenant's self-insurance program, Tenant obtains an insurance policy or policies from an insurance company, the provisions of this Article 13 shall apply in full to such insurance policy or policies and if Tenant ceases to self-insure Tenant shall give notice thereof to Landlord and shall immediately comply with the provisions of this Article 13 relating to the policy of insurance required. This right to self-insure is personal to the Tenant originally named in this Lease and any Affiliate, and shall not inure to the benefit of any other successor, assign or subtenant of Tenant.
13.6    Landlord shall hold Tenant harmless from and against any and all claims, liabilities, damages, costs and expenses (specifically including any and all claims, liabilities, damages, costs and expenses related to improvements to the Building Structure other than compliance matters that are Tenant's obligations pursuant to section 14.1 below), including reasonable attorneys' fees and costs in defending against the same (collectively, "Claims") incurred in connection with or arising from any injury, illness, or death to any person or damage to any property (other than Tenant's personal property) to the extent such injury, illness, death or damage shall be caused by the negligence or willful misconduct of Landlord or its agents or employees, except to the extent caused by the negligence or willful misconduct of Tenant or any of the other Tenant Parties. The provisions of this section 13.5 shall survive the termination of this Lease with respect to any injury, illness, death or damage occurring or caused prior to such termination. Notwithstanding anything to the contrary set forth in this section 13.5 or elsewhere in this Lease, in no event shall Landlord be liable for any consequential or remote damages, or for loss of or damage to artwork, currency, jewelry, bullion, securities or other property in the Premises, not in the nature of ordinary fixtures, furnishings, equipment and other property used in general business office activities and functions. Landlord's indemnification obligations under this section 13.5 are subject to the provisions of Article 12 above.
13.7    Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than twelve months. Such fire and property damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called "all risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv)  may provide coverage for loss of rents for a period of up to eighteen months. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory, and trade fixtures or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates. Landlord may, at Landlord's option, carry earthquake insurance with respect to the Property with such deductible amounts, and one such terms, as reasonably determined by Landlord.
ARTICLE 14
Compliance With Legal Requirements
14.1    Tenant shall, at its sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any direction or certificate of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises or the Property (including the Exterior Areas) or the operation, use or maintenance of any equipment, fixtures or improvements serving the Property (collectively, "Legal Requirements"). Notwithstanding the foregoing, however, Tenant shall not be required to perform any Capital Expenditures to the Building or the Property to comply with Legal Requirements unless such changes are triggered by (i) Tenant's Alterations (including the Tenant Improvements), or (ii) Tenant's particular use of the Premises (as opposed to Tenant's use of the Premises for general office and research and development purposes in a normal and customary manner), or (iii) Tenant's particular employees or employment practices.
14.2    Except to the extent of Tenant's obligations pursuant to section 14.1 above, Landlord shall be responsible for causing, as of the date of the Commencement Date and thereafter during the Lease Term for the Building and the Property, to comply with all Legal Requirements required for Tenant to occupy the Premises for the purposes leased. Notwithstanding the foregoing (but subject to section 14.3 below), if any Capital Expenditures to the Building or the Property are required to comply with Legal Requirements after the Commencement Date and such Capital Expenditures are not the responsibility of Tenant pursuant to Section 14.1 above, then Landlord shall perform such Capital Expenditures, and the cost thereof shall be amortized over the useful life of the capital item as determined by Landlord in accordance with the customary accounting practices employed by landlords of comparable buildings in Santa Clara, California, together with interest at the rate of eight percent (8%) per annum, or such higher annual rate as Landlord may actually have to pay, on the unamortized balance, and Tenant shall be responsible to reimburse Landlord on a monthly basis for the portion of such amortized cost attributable to the remaining Lease Term. As used in this Article 14, the term “Capital Expenditures” means any Alteration to the Building or the Property with a cost in excess of $30,000 per item that constitutes a capital expenditure in accordance with the customary accounting practices employed by landlords of comparable buildings in Santa Clara, California, consistently applied.
14.3    Without limiting the generality of the foregoing, prior to the Commencement Date, Landlord shall perform, at its sole cost and expense (and not as an Operating Expense), the compliance work set forth in that certain CalDAG/Title 24 Accessibility Summary dated 5-29-15, a copy of which is attached hereto as Exhibit D.
ARTICLE 15
Assignment and Subletting
15.1    Tenant shall not, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person other than Tenant. Tenant shall not, without the prior written consent of Landlord, pledge, mortgage or hypothecate this Lease or any interest herein. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease.
15.2    If Tenant wishes to assign this Lease or sublease all or any part of the Premises, Tenant shall provide Landlord written notice identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease, and a copy of all documentation pertaining to such assignment or sublease (except that Landlord shall have the right to require that Tenant and such assignee or subtenant execute Landlord's commercially reasonable form of consent document). Tenant shall give Landlord such additional information as Landlord reasonably requests concerning the intended assignee or subtenant (including, without limitation, current financial statements) or the intended assignment or sublease. Without limiting or excluding other reasonable grounds for withholding Landlord's consent to a proposed assignment or sublease, Landlord shall have the right to withhold consent if (a) the proposed assignee or subtenant or the use of the Premises to be made by the proposed assignee or subtenant is not consistent with the character and nature of other tenants and uses in the Building or is prohibited by this Lease or any laws, covenants, or restrictions applicable to the Building, (b) it is not demonstrated to the satisfaction of Landlord that the proposed assignee is financially able to perform all of the obligations of Tenant under this Lease (this requirement shall not be considered for subleases), (c) the space will be used for a personnel or employment agency, an office or facility of any governmental or quasi-governmental agency or authority, or any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), or (d) the proposed assignee or subtenant is an entity or related to an entity with whom Landlord or any affiliate of Landlord has had adverse dealings in connection with the administration or enforcement of a lease or sublease. The financial capacity of the proposed subtenant shall not be a factor in determining Landlord consent to subleases.
15.3    Notwithstanding anything to the contrary in this Article 15, if Tenant wishes to assign this Lease or sublease more than seventy-five percent (75%) of the Premises, Landlord shall have the right, by giving notice to Tenant within thirty (30) days after Tenant requests the consent of Landlord to terminate this Lease effective as of the date such assignment or sublease would have become effective (and such termination date shall become the Expiration Date for purposes of this Lease). The provisions of this Section 15.3 shall not apply to a Transfer to an Affiliate (including to a Related Entity).
15.4    Tenant shall pay to Landlord, as Landlord's cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord's reasonable attorneys' and other professional fees, plus (ii) the sum of $750.00 for the cost of Landlord's administrative, accounting and clerical time (collectively, "Processing Costs"), and the amount of all direct and indirect costs and expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Tenant's responsibility for the foregoing costs shall not exceed $3,500.00 in the aggregate as to any one assignment or sublease.
15.5    No assignment, sublease, pledge, mortgage, hypothecation or other transfer, nor any consent by Landlord to any of the foregoing, shall release Tenant from any of Tenant's obligations and liabilities under this Lease or alter the primary liability of Tenant to pay rent and to perform all other obligations to be performed by Tenant hereunder (and Landlord may proceed directly against Tenant without the necessity of exhausting any remedies against such assignee, subtenant or successor), or shall be deemed to be a consent to any subsequent pledge, mortgage, hypothecation, assignment, sublease, or occupation or use by another person. Tenant hereby acknowledges and agrees, and any instrument by which an assignment or sublease is accomplished shall expressly provide: (a) that the assignee or subtenant will comply with all the agreements, covenants and conditions to be performed and observed by Tenant under this Lease as and when performance and observance is due after the effective date of the assignment or sublease, (b) that Landlord will have the right to enforce such agreements, covenants and conditions directly against such assignee or subtenant, (c) in the case of a sublease, the subtenant shall, at Landlord's election, attorn directly to Landlord in the event that this Lease is terminated for any reason, (d) in the case of an assignment, the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment, and (e) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease applicable to such sublet space (and not retained by Tenant as sublessor). No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease (and any standard form of consent document required by Landlord) has been delivered to Landlord, together with the written consent to such assignment or sublease of any guarantor of Tenant's obligations hereunder, if any, and certificates evidencing that such subtenant or assignee is carrying all insurance coverage required under this Lease has been provided to Landlord.
15.6    If Landlord consents in writing, then as condition to and in consideration for such consent, all "excess rent" (as hereinafter defined) received by Tenant and solely attributable to such assignment or sublease shall be divided and paid fifty percent (50%) to Tenant and fifty percent (50%) to Landlord during each month of the sublease term. Landlord's share of such excess rent shall be computed monthly and shall be deemed to be, and shall be paid by Tenant to Landlord as, additional rent. Tenant shall pay Landlord's share of such excess rent to Landlord immediately as and when such excess rent is received by Tenant. As used in this section 15.6, "excess rent" shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant attributable to an assignment or sublease, whether denominated rent or otherwise, for any given month exceeds, in the aggregate, the total amount of rent which Tenant is obligated to pay to Landlord under this Lease for such month (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease), less Tenant's subleasing and assignment costs, including the costs paid by Tenant for brokers' commissions, tenant improvements, improvement allowances, and attorneys' fees with respect to such sublease or assignment and marketing costs, provided that such tenant improvement costs shall be amortized on a straight-line basis without interest over the term of such assignment or sublease. Tenant shall provide to Landlord, within thirty (30) days of Landlord's execution of Landlord's consent to the assignment or subletting, a detailed accounting of such costs and reasonable supporting documents. The provisions of this Section 15.6 shall not apply to a Transfer to an Affiliate (including to a Related Entity).
15.7    Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) treat such sublease as canceled and repossess the entire Premises by any lawful means, or (b) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall be in default under this Lease, beyond applicable notice and cure periods, Landlord is hereby irrevocably authorized, to direct any subtenant to make all payments under or in connection with a sublease directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such subtenant shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.
15.8    Notwithstanding anything to the contrary in sections 15.1, 15.2, 15.3, 15.4 or 15.6 but subject to sections 15.5, and 15.7, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant or Tenant's parent (control being defined for such purposes as ownership of at least 50% of the equity interests in, and the power to direct the management of, the relevant entity) (a “Related Entity”), or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or Tenant's parent, or to any person or entity which acquires all or substantially all the assets of Tenant as a going concern (including by means of a purchase of all or substantially all of Tenant's stock) (collectively, an "Affiliate"), provided that (a) Landlord receives at least ten (10) days' prior written notice of the assignment or subletting, together with evidence that the requirements of this section 15.8 have been met, (b)  except in the case of a Transfer to a Related Entity, the Affiliate's tangible net worth is One Hundred Fifty Million Dollars ($150,000,000) or greater, (c) except in the case of an assignment where the assignor is dissolved as a matter of law following the series of transactions of which the assignment is a part (e.g. a merger), the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (d) the Affiliate assumes (in the event of an assignment) in writing all of Tenant's obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord's election, attorn directly to Landlord in the event that this Lease is terminated for any reason, (e) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate, (f) intentionally deleted, and (g) in the case of a sublease, the Affiliate executes and Tenant delivers to Landlord a fully executed counterpart of Landlord's waiver and acknowledgement form for an Affiliate sublease. No change in the ownership or control of Tenant shall be deemed an assignment or sublease of this Lease or the Premises.
ARTICLE 16
Rules and Regulations
16.1    Tenant shall faithfully observe and comply with the rules and regulations (the "Rules and Regulations") set forth in Exhibit C and, after notice thereof, all modifications thereof and additions thereto from time to time made in writing by Landlord, provided such amendments or modifications shall be reasonable and nondiscriminatory and shall not materially increase the burdens or obligations upon Tenant or be used to prohibit the conduct of any business in the Premises which Tenant is permitted to conduct pursuant to section 6.1 hereof. If there is any conflict, this Lease shall prevail over the Rules and Regulations and any modifications thereof or additions thereto. Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Building with any Rules and Regulations.
ARTICLE 17
Entry by Landlord
17.1    Landlord shall have the right to enter the Premises at any time after at least one (1) business days' notice (except in an emergency, in which case, no prior notice is required) to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or, during the last six (6) months of the Lease Term, to tenants, (c) determine whether Tenant is performing all of its obligations hereunder, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and (f) make any repairs to the Premises, or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Building, in each case to the extent Landlord is required or expressly permitted to perform such repairs, alterations or improvements under this Lease, provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant and approved in writing by Landlord in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Any entry by Landlord and Landlord's agents shall not impair Tenant's operations more than reasonably necessary, except in the event of an emergency. In any entrance into the Premises pursuant to the provisions of this Article 17, Landlord shall endeavor in good faith to comply with Tenant's reasonable security procedures, except to the extent Landlord or its agents determine that an emergency makes compliance with such procedures impracticable. So long as Tenant leases the entire Building, Landlord shall not make any material alterations or improvements to the Building without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that, such consent shall not be required for alterations or improvements required to comply with Legal Requirements or required in the event of an emergency to protect the safety of the Building or its occupants.
ARTICLE 18
Events of Default
18.1    The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:
(a)    Tenant fails to pay any Monthly Rent as and when such rent becomes due and payable and such failure continues for more than five (5) days after written notice of the delinquency; or
(b)    Tenant fails to pay any other additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; or
(c)    Tenant fails to perform or observe any agreement, covenant or condition according to the provisions of Articles 6, 9, 15, 22 or 25 of this Lease as and when performance or observance is due and such failure continues for more than five (5) business days after Landlord gives written notice thereof to Tenant; or
(d)    Tenant fails to perform or observe any other agreement, covenant or condition of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement, covenant or condition, such failure cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure within a reasonable time; or

(e)    Tenant or any guarantor of Tenant's obligations under this Lease (i) intentionally deleted, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant (or such guarantor) or of any substantial part of Tenant's (or such guarantor's) property, or (v) takes action for the purpose of any of the foregoing; or
(f)    A court or governmental authority of competent jurisdiction enters an order appointing, a custodian, receiver, trustee or other officer with similar powers with respect to Tenant (or any guarantor of Tenant's obligations under this Lease) or with respect to any substantial part of Tenant's (or such guarantor's) property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Tenant (or such guarantor), or if any such petition is filed against Tenant (or such guarantor) and such petition is not dismissed within sixty (60) days; or
(g)    This Lease or any estate of Tenant or any guarantor of Tenant's obligations under this Lease hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or
(h)    Tenant abandons the Premises; or
(i)    Any guarantor of Tenant's obligations under this Lease fails to perform or observe any agreement, covenant or condition of the guaranty to be performed or observed by such guarantor as and when performance or observance is due and such failure continues for more than ten (10) days after Landlord gives written notice thereof to such guarantor.
ARTICLE 19
Remedies Upon Default
19.1    Landlord shall have the remedy described in California Civil Code section 1951.2. If an Event of Default occurs, Landlord at any time thereafter shall have the right to give a written termination notice to Tenant (which may be included in a single notice given by Landlord under section 18.1 hereof) and on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:
(a)    The worth at the time of award of all unpaid rent which had been earned at the time of termination;
(b)    The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;
(c)    The worth at the time of award of the amount by which all unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and
(d)    All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.
(e)    The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the Interest Rate (as defined in section 31.2 below). The "worth at the time of award" of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Lease shall be deemed to be all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.
19.2    Landlord shall have the remedy described in California Civil Code section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, even though Tenant has breached this Lease and an Event of Default has occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.
19.3    The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.
19.4    If Landlord defaults under this Lease, Tenant shall give written notice to Landlord specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice within which to cure such default; provided, however, that if such default cannot reasonably be cured within such period of thirty (30) days, a default by Landlord shall not exist as long as Landlord commences with due diligence and dispatch the curing of such default within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such default within a reasonable time. In the event of any default by Landlord,

Tenant's exclusive remedy shall be an action for damages or injunctive relief. Notwithstanding any other provision of this Lease, neither Landlord nor any of the other Landlord Parties shall have any personal liability under this Lease. In the event of any default by Landlord under this Lease, Tenant agrees to look solely to the value of the equity or interest then owned by Landlord in the Building and the Exterior Areas, and in no event shall any deficiency judgment or personal money judgment of any kind be sought or obtained against Landlord or any of the other Landlord Parties.
ARTICLE 20
Landlord's Right to Cure Defaults
20.1    If Tenant fails to pay any sum of money required to be paid by Tenant hereunder or fails to perform any other act on Tenant's part to be performed hereunder, Landlord shall have the right, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the Interest Rate. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.
ARTICLE 21
Eminent Domain
21.1    If a material part of the Premises is taken for a period in excess of one hundred eighty (180) days by exercise of the power of eminent domain before the Commencement Date or during the Lease Term, Landlord and Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 21.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this section 21.1, or if less than a material part of the Premises is so taken, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent and amounts payable under sections 3.1(b) and 3.1(c) hereof shall be reduced as of the date of such taking in the proportion that the usable area of the Premises so taken bears to the total usable area of the Premises (but the Allowance Rent shall not be reduced). If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the Lease Term, this Lease shall terminate as of the date of such taking.
21.2    If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this section 21.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired Lease Term. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant's sole cost and expense based on the unamortized cost paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal and relocation expenses.
21.3    Notwithstanding anything to the contrary contained in this Article 21, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and amounts payable under sections 3.1(b) and 3.1(c) hereof (but not the Allowance Rent) shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
21.4    As used in this Article 21, a "taking" means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain. Tenant hereby waives any and all rights it might otherwise have pursuant to section 1265.130 of the California Code of Civil Procedure.
ARTICLE 22
Subordination to Mortgages
22.1    Within sixty (60) days after the date of this Lease, Landlord shall obtain from any lenders or ground lessors of the Premises a written agreement in form reasonably satisfactory to Tenant providing for recognition of Tenant's interests under the Lease in the event of a foreclosure of the lender's security interest or termination of the ground lease. This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Building or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default exists under this Lease, and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further commercially reasonable instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord. Tenant hereby acknowledges that, after the date hereof, Landlord may obtain secured financing for the Building secured by a mortgage or deed of trust. If any lender secured or to be secured by a mortgage or deed of trust should require, as a condition to such financing, either execution by Tenant of a commercially reasonable agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default, then Tenant agrees to execute and deliver such reasonable agreement as required by such lender within ten (10) business days after receipt thereof.
22.2    Landlord shall request that the holder of any then existing mortgage, ground lease or lien (each, a "Superior Lien") execute a written "recognition and non-disturbance agreement" in favor of Tenant providing that if Tenant is not in default under this Lease beyond any applicable grace period, such party will recognize this Lease and Tenant's rights hereunder and will not disturb Tenant's possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof. The failure of any such holder of a Superior Lien to execute and deliver such a non-disturbance agreement upon Landlord's request shall not constitute a default hereunder by Landlord, it being understood that Landlord's sole obligation is to request in good faith the execution and delivery of such agreement. Further, the subordination of this Lease to a future ground lease or future instrument of security shall be conditioned upon Tenant's receipt from any such ground lessors or lenders of such a non-disturbance agreement.
ARTICLE 23
Surrender of Premises; Ownership and Removal of Trade Fixtures
23.1    No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery, Tenant shall be entitled to the return of such keys at any reasonable time, upon request, until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such subtenants or subtenancies.
23.2    Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 23 and section 8.2 above, quit and surrender possession of the Premises to Landlord in as good order and condition as existed on the Commencement Date, ordinary wear and tear and damage thereto by fire or other casualty, condemnation, hazardous substances (other than those released or emitted by Tenant or any of the other Tenant Parties), and alterations or other interior improvements which Tenant is permitted to surrender at the termination of the Lease pursuant to section 8.2 above, and repairs that Tenant is not responsible for under this Lease, excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions, voice and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed; provided, however, that in lieu of removing certain cabling, Tenant shall, at Landlord's request, abandon and leave in place, without additional payment to Tenant or credit against rent, any cabling (including conduit) designated by Landlord and installed in the Premises or elsewhere in the Building by or on behalf of Tenant (including all connections for such cabling), in a neat and safe condition in accordance with the requirements of all applicable Legal Requirements, including the National Electric Code or any successor statute, and terminated at both ends of a connector, properly labeled at each end and in each electrical closet and junction box. Any such property not so removed by Tenant shall be deemed to be abandoned and at the option of Landlord shall either (a) become Landlord's property without any payment to Tenant or (b) remain Tenant's property, but Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner, provided that any proceeds realized from the sale of Tenant's property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations under this Lease (including, without limitation, past due rent amounts and any termination damages owing by Tenant to Landlord pursuant to Article 19 hereof), and any remaining balance shall be returned to Tenant. Notwithstanding anything to the contrary contained in this Lease, the Existing Lease, the Existing Sublease or the consents thereto, neither Tenant nor Palo Alto Networks, Inc. shall be required to remove any improvements existing in the Building or Exterior Areas as of the date of this Lease. Landlord agrees that Palo Alto Networks, Inc. is an intended third party beneficiary of the foregoing.
ARTICLE 24
Sale
24.1    If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner. All liabilities and obligations on the part of the original Landlord or such successor owner that accrued before the sale or conveyance shall remain the responsibility of the original Landlord or such successor owner. This Article 24 shall survive termination of the Lease.
ARTICLE 25
Estoppel Certificate
25.1    At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default hereunder, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

ARTICLE 26
Holding Over
26.1    Any holding over after the expiration or other termination of the Lease Term without the express written consent of Landlord delivered to Tenant shall be construed to be a tenancy at sufferance. Any holding over after the expiration or other termination of the Lease Term with the express written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month to month only, and shall be on all the terms set forth herein, except that the monthly Base Rent shall be (a) during the first sixty (60) days of such holdover, one hundred twenty-five percent (125%) of the monthly Base Rent payable for the last full month of the Lease Term (without giving consideration to any period of abatement arising as a result of the occurrence of any casualty or for any other reason), and (b) effective as of the sixty-first (61st) day of such holdover and thereafter, one hundred fifty percent (150%) of the monthly Base Rent payable for the last full month of the Lease Term (without giving consideration to any period of abatement arising as a result of the occurrence of any casualty or for any other reason). Acceptance by Landlord of any rent after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the Lease Term. The provisions of this section are in addition to, and do not affect, Landlord's right to re-entry or other rights hereunder or provided by law.
26.2    Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, attorneys' fees, incurred by or asserted against Landlord and arising directly or indirectly from Tenant's failure to timely surrender the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises. Notwithstanding the foregoing, as a condition to Tenant's obligations under this section 26.2, Landlord shall give Tenant written notice of the existence of a prospective successor tenant for the Premises or any portion thereof, or the existence of any other matter which might give rise to a claim by Landlord under the foregoing indemnity, at least thirty (30) days prior to the date Landlord shall require Tenant's surrender of the Premises, and Tenant shall not be responsible to Landlord under the foregoing indemnity if Tenant shall surrender the Premises on or prior to the expiration of such thirty (30) day period (it being agreed, however, that Landlord need not identify the prospective tenant by name in its notice, and it being further agreed that such notice may be given prior to the scheduled expiration date of this Lease). In addition, notwithstanding anything to the contrary in this section 26.2, any holdover by Tenant in the first sixty (60) days following the expiration or earlier termination of this Lease shall not be a default and shall not be subject to the indemnification provisions of this section 26.2 so long as Tenant has provided Landlord with written notice of its intent to holdover at least thirty (30) days prior to the expiration of this Lease.
ARTICLE 27
Security Deposit
27.1    Upon signing this Lease, Tenant shall pay to Landlord the amount specified in the Basic Lease Information (the "Deposit"). Landlord shall hold the Deposit as security for the faithful performance and observance by Tenant of all of the agreements, covenants and conditions of this Lease to be performed and observed by Tenant, and Tenant shall not be entitled to interest thereon. If Tenant fails to perform or observe any of the agreements, covenants and conditions of this Lease to be performed or observed by Tenant within applicable notice and cure periods, then Landlord shall have the right, but shall not be obligated, to apply the Deposit, or so much thereof as may be necessary, to cure any such failure by Tenant. If Landlord applies the Deposit or any part thereof to cure any such failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Deposit to the full amount specified in this Article 27. Any remaining portion of the Deposit shall be returned to Tenant within sixty (60) days after the expiration or earlier termination of this Lease; provided that Tenant is not then in material breach or default of the terms of this Lease. Upon termination of the original Landlord's or any successor owner's interest in the Premises or the Building, and the original Landlord's or such successor owner's transfer to its successor of the Deposit, the original Landlord or such successor owner shall be released from further liability with respect to the Deposit. Tenant hereby unconditionally and irrevocably waives the benefits and protections of California Civil Code Section 1950.7, and, without limitation of the scope of such waiver, acknowledges that Landlord may use all or any part of the Deposit to compensate Landlord for damages resulting from termination of this Lease and the tenancy created hereunder (including, without limitation, damages recoverable under California Civil Code Section 1951.2).
ARTICLE 28
Signage
28.1    Tenant shall have (i) the exclusive right, at Tenant's expense, to install an exterior sign identifying Tenant's business on the exterior of the Building (including the roof), which may be back-lit if permitted by the City, and (ii) the exclusive right, at Tenant's expense, to place Tenant's name on the monument sign serving the Building (collectively, "Tenant's Signage"). Tenant's Signage, and any changes to Tenant's Signage, shall be subject to Landlord's reasonable approval (which approval shall not be unreasonably withheld, conditioned or delayed) as to the design, size, color, material, content, location and illumination, shall be appropriate for the Building, shall be in conformity with the overall design and ambiance of the Building, and shall comply with all applicable Legal Requirements. Except for Tenant's Signage, Tenant shall have no other right to maintain any signage at any other location in, on or about the exterior of the Building. Notwithstanding the foregoing, if Tenant if no longer leases the entire Building, then Tenant's right to place its name on the monument sign shall be non-exclusive (rather than exclusive) and Tenant, at Tenant's sole cost and expense, shall modify its existing sign on such monument sign so that the other tenants of the Building may occupy their proportionate share of such monument sign. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that Tenant has existing Tenant's Signage at the Building (the "Tenant's Existing Signage") and intends to keep the Tenant's Existing Signage as-is, and Landlord is deemed to have approved the Tenant's Existing Signage.
28.2    Tenant shall be responsible for obtaining any governmental permits or approvals required for Tenant's Signage, all at Tenant's sole cost and expense; provided, however, that Landlord, at no cost to Landlord, shall reasonably cooperate with Tenant as reasonably required for obtaining any governmental permits or approvals required for Tenant's Signage. Tenant's repair, maintenance, construction and/or improvement of Tenant's Signage shall be at its sole cost and expense and shall comply with all applicable Legal Requirements, the requirements applicable to construction of Alterations pursuant to Article 8 of this Lease, and such other reasonable rules, procedures and requirements as Landlord shall impose with respect to such work, including insurance coverage in connection therewith; provided, however, that in no event shall the approval by applicable governmental authorities of Tenant's Signage be deemed a condition precedent to the effectiveness of this Lease, and if such approval is not obtained, Landlord's and Tenant's other obligations under this Lease shall not be affected thereby. Any cost or reimbursement obligations of Tenant under this section 28.2, including with respect to the installation, maintenance or removal of Tenant's Signage, shall survive the expiration or earlier termination of this Lease.
28.3    Tenant's rights to maintain Tenant's Signage shall terminate upon the expiration or earlier termination of the Lease. If Tenant's signage rights shall terminate pursuant to the foregoing, the same shall not be reinstated, notwithstanding that the cause for termination may have been cured. Upon the termination of Tenant's signage rights under this section 28.3, Tenant shall remove any of Tenant's Signage (including Tenant's Existing Signage) at Tenant's sole cost and expense, and repair and restore to good condition the areas of the Building on which the signage was located or that were otherwise affected by such signage or the removal thereof (including, without limitation, patching any holes or other penetrations caused by such signage and otherwise restoring the Building to the condition existing prior to the initial installation of such signage). If any signs, projections, awnings, signals or advertisements is installed by Tenant in violation of this section 28.3, or done by Tenant through any person not approved by Landlord, Landlord shall notify Tenant in writing and if Tenant fails to remove such signage within ten (10) business days after Landlord's notice, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant, payable within thirty (30) days of Landlord's demand therefor.
ARTICLE 29
Waiver
29.1    The waiver by Landlord or Tenant of any breach of any agreement, covenant or condition in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, covenant or condition in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any agreement, covenant or condition in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such rent.
ARTICLE 30
Notices
30.1    All notices that may be given or are required to be given by either Landlord or Tenant to the other under this Lease shall be in writing and shall be either hand delivered, delivered by a nationally recognized overnight courier, or deposited in the United States mail, postage prepaid, certified mail with return receipt requested, and addressed as follows: to Tenant as addressed in the Basic Lease Information, or at such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a notice to Tenant. All notices shall be effective on the date of delivery. If any notice is not delivered or cannot be delivered because the receiving party changed the address of the receiving party and did not previously give notice of such change to the sending party, or due to a refusal to accept the notice by the receiving party, such notice shall be effective on the date delivery is attempted. Any notice under this Lease may be given on behalf of a party by the attorney for such party.
ARTICLE 31
Miscellaneous
31.1    The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 15 hereof, this Lease shall benefit and bind Landlord and Tenant and the heirs, successors and assigns of Landlord and Tenant. Unless required by a lender pursuant to section 22.1, neither this Lease nor any memorandum, short form, affidavit or other writing with respect thereto, shall be recorded by Tenant or anyone acting through, under or on behalf of Tenant. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the rent or other amounts owing hereunder against Landlord. This Lease shall be governed by and construed in accordance with the laws of the State in which the Building is located.
31.2    Tenant acknowledges that the late payment by Tenant of any monthly installment of Monthly Rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any monthly installment of Monthly Rent is not received by Landlord from Tenant within five (5) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such delinquent installment; provided that such charge shall be imposed with respect to the first occurrence of such a delinquency in any twelve (12)-month period only if Tenant fails to cure such delinquency within five (5) days of written notice from Landlord thereof. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant's failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any Monthly Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each installment of Monthly Rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the rate (the "Interest Rate") equal to ten percent (10%) per annum.
31.3    If there is any legal action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment. Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (a) judgment is entered in favor of Landlord, or (b) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord.
31.4    Exhibit A (Plan Outlining the Premises), Exhibit B (Initial Improvement of the Premises) and Exhibit C (Rules and Regulations) and any other attachments specified in the Basic Lease Information are attached to and made a part of this Lease.
31.5    Landlord and Tenant each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and any and all right to receive from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of the other) punitive, exemplary or consequential damages, in each case, however occurring in any claim, demand, action, suit, proceeding or cause of action in which Landlord and Tenant are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: this Lease; any past, present or future act, omission, conduct or activity with respect to this Lease; any transaction, event or occurrence contemplated by this Lease; the performance of any obligation or the exercise of any right under this Lease. Landlord and Tenant reserve the right to recover actual or compensatory damages, with interest, attorneys' fees, costs and expenses as provided in this Lease, for any breach of this Lease.
31.6    Intentionally deleted.
31.7    Within sixty (60) days following the end of Tenant's fiscal year, Tenant shall furnish to Landlord copies of true and accurate audited financial statements for such fiscal year, as prepared on an audited basis by the independent certified public accountants of Tenant (which accountants shall be from a reputable national or regional accounting firm) in accordance with GAAP, and certified by a responsible officer of Tenant as presenting fairly in all material respects the financial condition and results of operations of Tenant. In addition, at any time within fifteen (15) days after Landlord's request therefor (but only in connection with a proposed sale or refinancing of the Building), Tenant shall furnish to Landlord copies of Tenant's most recent internally prepared financial statements reflecting Tenant's then current financial situation. Landlord shall use good faith efforts to keep such information received from Tenant confidential, except that Landlord may disclose such financial information received from Tenant to any lender or prospective lender for, or purchaser or prospective purchaser of, the Building, as necessary in the course of any litigation arising out of or concerning this Lease, or as required by applicable law, and provided however that the foregoing confidentiality requirement shall be inapplicable in the event the subject financial information is made publicly available by the Securities and Exchange Commission or any other governmental body. "GAAP" means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of Tenant, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed. Notwithstanding the foregoing, so long as Tenant is an entity whose stock is publicly traded and whose financial information is publicly available, the provisions of this section 31.7 shall not apply.
31.8    Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to the value of Landlord's equity interest in the Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner or other owner, on account of any of Landlord's obligations or actions under this Lease.
31.9    Intentionally deleted.
31.10    Landlord and Tenant agree that the rentable area of the Premises as calculated as of the date of this Lease is accurately set forth in the Basic Lease Information.
31.11    Whenever this Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

ARTICLE 32
Real Estate Brokers
32.1    Landlord and Tenant each warrant and represent that it has negotiated this Lease directly with the real estate brokers specified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesperson to act for it in connection with this Lease. Each party shall indemnify and defend Landlord against and hold the other harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, arising from any claim for any compensation, commission or finder's fee by any real estate broker or salesperson actually or allegedly representing or acting on behalf of such party other than those specified in the Basic Lease Information. Landlord shall pay the commissions due to the real estate brokers specified in the Basic Lease Information per a separate agreement.
ARTICLE 33
Authority
33.1    If Tenant is a corporation, partnership, limited liability company, trust, association or other entity, Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Building is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.
ARTICLE 34
Complete Agreement
34.1    There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.
ARTICLE 35
Option to Renew
35.1    Subject to the provisions of this section, Tenant shall have the right to extend the term of this Lease for one (1) additional term (the "Extended Term") of five (5) years following the Expiration Date. Tenant may exercise such right only by giving Landlord written notice of exercise of such right at least twelve (12) months, but not more than fifteen (15) months, before the Expiration Date. If Tenant fails to exercise such right in accordance with this section, such right shall terminate. Notwithstanding the foregoing, if (a) as of the date immediately preceding the commencement of the renewal period (i) Original Tenant, or an Affiliate of Original Tenant, is not utilizing at least twenty-five percent (25%) of the Premises then demised hereunder for the conduct of its business in the Premises or Original Tenant does not intend to continue to occupy such portion of the Premises (but intends to assign this Lease or sublet the space in whole or in part), (ii) more than seventy-five percent (75%) of the Premises is then sublet, excluding a sublease to an Affiliate of Original Tenant, or (iii) this Lease has been assigned, excluding an assignment to an Affiliate of Original Tenant, or (b) on the date Tenant exercises the option, Tenant is in default of any of its obligations under this Lease, beyond applicable notice and cure periods, then, at Landlord's election, the renewal option shall be null and void and Tenant shall have no right to renew this Lease.
35.2    If Tenant exercises the renewal option set forth in section 35.1 above, then all of the terms and conditions set forth in this Lease as applicable to the Premises as of the date immediately preceding such renewal shall apply during the renewal term, except that (a) Tenant shall take the Premises in their then "as-is" state and condition, and (b) the Base Rent payable by Tenant for the Premises shall be the then fair market rent for the Premises based upon the terms of this Lease, as renewed. Fair market rent shall include the periodic rental increases, if any, that would be included for space leased for the period the space will be covered by this Lease. For purposes of this Article 35, the term "fair market rent" shall mean the rental rate for comparable space under primary lease (and not sublease) to new tenants in comparable buildings in the Santa Clara, California area, taking into consideration the then prevailing ordinary rental market practices with respect to tenant improvement allowances (and that no tenant improvement allowance will be provided to Tenant), free rent periods or other tenant concessions (if any) (e.g., not offering extraordinary rental, promotional deals and other concessions to tenants which deviate from what is the then prevailing ordinary practice in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate). The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) calendar day period commencing one hundred eighty (180) days prior to commencement of the Extended Term. If Landlord and Tenant are unable to agree upon the fair market rent within said thirty (30) day period, then the fair market rent shall be established in accordance with the procedures set forth in section 35.3 below.
35.3    Within fifteen (15) days after the expiration of the thirty (30)-day period set forth in section 35.2 above for the mutual agreement of Landlord and Tenant as to the fair market rent, each party hereto, at its cost, shall engage a real estate broker to act on its behalf in determining the fair market rent. The brokers each shall have at least ten (10) years' experience with leases in first-class office buildings in the Santa Clara, California area and shall submit to Landlord in advance for Landlord's approval the appraisal methods to be used. If a party does not appoint a broker within such fifteen (15)-day period but a broker is appointed by the other party, the single broker appointed shall be the sole broker and shall set the fair market rent. If the two brokers are appointed by the parties as stated in this section 35.3, such brokers shall meet promptly and attempt to set the fair market rental. If such brokers are unable to agree within thirty (30) days after appointment of the second broker, the brokers shall elect a third broker meeting the qualifications stated above in this section 35.3 above not later than the tenth (10th) day after the last date the two brokers are given to set the fair market rental. If the brokers fail to timely appoint such third broker, such broker shall be appointed by the Superior Court of the State of California in and for Santa Clara County upon application of either Tenant or Landlord. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third broker and of the third broker's fee. The third broker shall be a person who has not previously acted in any capacity for either party. The third broker shall conduct his own investigation of the fair market rent. Within ten (10) days after the third broker has been appointed, Landlord's broker and Tenant's broker shall submit in writing to the third broker their respective determination of the fair market rent. The determination of the third broker shall be limited solely to the issue of whether the fair market rent submitted by Landlord's broker or Tenant's broker is the closest to the actual fair market rent as determined by the third broker. The third broker shall within thirty (30) days of his or her appointment reach a decision as to whether the parties shall use the fair market rent submitted by Landlord's broker or by Tenant's broker, and shall notify Landlord and Tenant thereof. Notwithstanding the foregoing to the contrary (a) if either Landlord's broker or Tenant's broker fails to timely submit its respective determination to the third broker, then the determination of the broker that submitted its determination to the third broker shall be the fair market rental and (b) if both Landlord's broker and Tenant's broker fail to timely submit their respective determinations to the third broker, then the fair market rent shall be determined by the third broker within thirty (30) days of the third broker's appointment
35.4    If the term of this Lease is extended for the Extended Term in accordance with this section, Landlord and Tenant each shall, on or before the first day of the Extended Term, execute and deliver to the other an amendment to this Lease, which confirms the extension of the term of this Lease for the Extended Term and sets forth the Base Rent during the Extended Term as determined in accordance with this Article 35, but the term of this Lease shall be extended for the Extended Term and the Base Rent so determined shall be effective during the Extended Term whether or not such amendment is executed.
ARTICLE 36
Rooftop Antennas
36.1    Tenant shall have the right, at no additional cost, to utilize space on the roof of the Building for the purpose of installing (in accordance with the terms and conditions of Article 8 of this Lease), operating and maintaining the rooftop dishes/antennas (collectively the "Dish/Antenna") and other reasonable equipment required for the conduct of Tenant's business, including HVAC equipment. The exact location of the space on the roof to be used by Tenant shall be reasonably designated by Landlord (the "Roof Space"). Landlord's designation shall take into account Tenant's use of the Dish/Antenna. Notwithstanding the foregoing, Tenant's right to install the Dish/Antenna shall be subject to the reasonable approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord reasonably determines that the Dish/Antenna equipment does not comply with the approved plans and specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "Aesthetic Screening").
36.2    Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be reasonably approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.
36.3    Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building (if any). In the event Tenant's equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the reasonable judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.
36.4    The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord's reasonable discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Lease Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or any of the other Tenant Parties.
36.5    In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event Landlord contemplates roof repairs that could affect Tenant's Dish/Antenna, or which may result in an Interruption of the Tenant's telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.
36.6    Tenant specifically acknowledges and agrees that the terms and conditions of Articles 8 and 13 of this Lease shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant or any of the other Tenant Parties.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Office Lease as of the date first hereinabove written.

TENANT: GIGAMON INC., a Delaware corporation By: /s/ Paul Hooper Name: Paul Hooper____________________ Title: _CEO __________________________
LANDLORD:
SFF OLCOTT, LLC,
a Delaware limited liability company
By: SFF II REIT, LLC,
a Delaware limited liability company,
its Manager
By: PSAI Realty Partners II, LLC,
a Delaware limited liability company,
its Manager
By:  /s/ Erik A. Foraker
Name:  Erik A. Foraker
Title:  Co-Admin Member

EXHIBIT A
Site Plan of the Property

EXHIBIT B
Initial Improvement of the Premises
1.    Tenant Improvements.
(a)    Following the date hereof, Tenant may perform certain alterations and improvements to the Building (all such work performed by Tenant pursuant to this Exhibit B that are permanently affixed to the Premises shall be referred to herein as the "Tenant Improvements"). Without limitation, Tenant shall have the right to install and/or construct (i) additional supplemental HVAC units or Chiller for Tenant's server room and/or labs, (ii) lab rooms to support Tenant's business and operations, (iii) a gym with locker rooms and showers, (iv) reconfigure the break room (v) install up to fifteen dual charging EV stations in the parking area, and (vi) improve the outdoor area for future seating, collaborative and social areas with the landscape and hardscape areas on the Exterior Areas.
(b)    The Tenant Improvements shall be built in accordance with the Approved Working Drawings (as defined below) referenced in Paragraph 2.a. below, subject to such modifications as may subsequently be agreed upon by Landlord and Tenant pursuant to this Exhibit B.
2.    Construction Drawings. All Tenant Improvements shall be performed in accordance with plans and specifications approved by Landlord in accordance with sections 8.1(a) and 8.1(b) of the Lease ("Approved Working Drawings").
3.    Construction.
a.    Tenant's Selection of Contractors.
(i)    The Contractor. Tenant shall retain a licensed contractor approved in writing by Landlord to construct the Tenant Improvements (the "Contractor") and an approved architect/space planner, if required (the "Architect"), which approval shall not be unreasonably withheld, conditioned or delayed and such Contractor may be union or non-union.
(ii)    Tenant's Agents. All engineers, architects, contractors, subcontractors, laborers, materialmen, and suppliers used by Tenant (such engineers, architects, contractors, subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed and Tenant's Agents may be union or non-union. If Landlord does not approve any of Tenant's proposed engineers, architects, contractors, subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed engineers, architects, contractors, subcontractors, laborers, materialmen or suppliers for Landlord's written approval.
b.    Construction Contract; Cost Budget. Tenant shall provide Landlord with a copy of the Contract promptly after Tenant's execution thereof and prior to commencing construction of the Tenant Improvements. In addition, prior to the commencement of the construction of each portion of the Tenant Improvements, and after Tenant has accepted all bids for such portion of the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of such portion of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the construction contract (the "Final Costs").
c.    Landlord's General Conditions. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: the Tenant Improvements shall be constructed in accordance with the Approved Working Drawings. Tenant's indemnity of Landlord and the Landlord Parties as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's or any of the Landlord's Parties' performance of any ministerial acts reasonably necessary (A) to permit Tenant to complete the Tenant Improvements, and (B) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.
d.    Insurance Requirements.
(i)    General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.
(ii)    Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of the Tenant Improvements, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $2,000,000 per incident, $5,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.
(iii)    General Terms. Certificates for all insurance carried pursuant to this Paragraph 3(d) shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance (provided that if Tenant's insurer is unwilling or unable to provide such notice in accordance with industry practice, then Tenant shall promptly provide such notice to Landlord). In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall promptly repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed. All policies carried under this Paragraph 3(d) shall insure Landlord, the Landlord Parties (and any other party designated by Landlord) and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord and the Landlord Parties by Tenant under this Exhibit.
e.    Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.
f.    Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction Tenant shall (i) update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (ii) certify to the best of Tenant's knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, (iii) deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (iv) deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.
g.    Requirements of Tenant's Agents. Tenant's Contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Tenant's Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the contract with Contractor or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
h.    Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements during normal business hours upon at least twenty-four (24) hours prior notice (except that no prior notice shall be required in the event of an emergency), provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.
j.    Supervision Fee. The Tenant Improvements shall be subject to the Supervision Fee described in section 8.1(f) of the Lease and Landlord shall retain from the Tenant Improvement Allowance the Supervision Fee.
4.    Payment for the Tenant Improvements.
a.    Tenant Improvement Allowance. Subject to the terms of this Exhibit B, Tenant shall be entitled to an allowance in the amount of Two Million Six Hundred Forty-One Thousand Six Hundred and No/100 Dollars ($2,641,600.00) (i.e., $25.00 per rentable square foot of the Premises) (the "Base Allowance") for the costs relating to the Improvement Allowance Items. Notwithstanding the terms and conditions set forth in this Exhibit B, Tenant shall be entitled, pursuant to a written notice (the "Additional Allowance Notice") delivered to Landlord, to a one-time increase (the "Additional Allowance") in the Base Allowance in an amount not to exceed $1,056,640.00 (i.e., $10.00 per rentable square foot of the Premises), for the costs relating to the Improvement Allowance Items.  The Base Allowance together with the Additional Allowance shall sometimes be collectively referred to herein as the "Tenant Improvement Allowance". In the event that Tenant exercises its right to use all or any portion of the Additional Allowance, then such portion of the Additional Allowance shall be repaid by Tenant to Landlord by increasing Tenant's monthly Base Rent hereunder by the amount required to fully amortize such portion of the Additional Allowance over the initial Term, in sixty-two (62) equal monthly installments, commencing upon the Commencement Date and continuing on the first day of each calendar month thereafter through the Expiration Date (the "Allowance Rent").

Such amortization shall be calculated together with interest at the rate of seven percent (7%) per annum.  In the event Tenant elects to utilize all or any portion of the Additional Allowance, then (i) the parties shall promptly execute an amendment (the "Amendment") to the Lease setting forth the monthly Base Rent as increased by the Allowance Rent, and (ii) Tenant shall pay to Landlord, concurrently with Tenant's execution and delivery of the Amendment to Landlord, an amount equal to the first installment of the Allowance Rent payment. Notwithstanding anything contained herein to the contrary, the Tenant Improvement Allowance shall only be available for disbursement until March 31, 2021.
b.    Disbursement of the Tenant Improvement Allowance.
(i)    Improvement Allowance Items. Except as otherwise set forth in this Exhibit B, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process, including, without limitation, Landlord's receipt of invoices for all costs and fees described herein) only for the following items and costs (collectively the "Improvement Allowance Items"): (A) Payment of the fees of the architect and the engineers approved by Landlord for the Tenant Improvements, any other soft costs (including payment of the Supervision Fee to Landlord) and the costs of any cabling installed by Tenant in the Premises; (B) Payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the plans and specifications for the Tenant Improvements; (C) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements; and (D) The costs of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, hoisting and trash removal costs, and contractors' fees and general conditions, signage and project management fees. Notwithstanding anything contained herein to the contrary, no portion of the Tenant Improvement Allowance may be applied to the cost of trade fixtures, moving expenses, furniture, or converted into free rent.
(ii)    Disbursement of the Tenant Improvement Allowance. During or after the construction of the Tenant Improvements, Landlord shall make disbursements of the applicable Tenant Improvement Allowance for Improvement Allowance Items and shall authorize the release of monies as follows not more frequently than monthly:
(1)    Monthly Disbursements. If Tenant desires to request a disbursement of the Tenant Improvement Allowance, then on or before the twentieth (20th) day of the calendar month in which such disbursement request is made (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (A) a request for payment of the Contractor, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (B) invoices from all of Tenant's Agents for labor rendered and materials delivered to the Premises; (C) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 8000, et. seq.; and (D) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a check to Tenant, or at Tenant's request, to Tenant's Architect, contractor or subcontractors in payment of the lesser of: (x) the amounts so requested by Tenant, which such amount shall account for the withholding of a ten percent (10%) retention by Tenant's Contractor, unless such retention is not customarily withheld for the work in question (the aggregate amount of such retentions to be known as the "Final Retention"), and (y) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the final construction documents approved by Landlord (the "Approved Working Drawings") or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.
(2)    Final Retention. Subject to the provisions of this Exhibit B, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant within thirty (30) days following the completion of construction of the applicable Tenant Improvements, provided that (A) Tenant delivers to Landlord (1) paid invoices for the applicable Tenant Improvements and related costs for which the applicable Tenant Improvement Allowance is to be dispersed, (2) signed permits for the applicable Tenant Improvements completed within the Premises, (3) properly executed unconditional mechanics lien releases in compliance with California Civil Code Section 8138 from Tenant's contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Tenant Improvements, (B) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, (C) if applicable, Tenant's approved architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the applicable Tenant Improvements in the Premises has been substantially completed, (D) if applicable, Tenant delivers to Landlord a "close-out package" in both paper and electronic forms (including, as-built drawings, and CAD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers, and an independent air balance report); and (E) if applicable, a certificate of occupancy, a temporary certificate of occupancy or its equivalent is issued to Tenant for the Premises.
(iii)    Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for the Improvement Allowance Items. All Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Improvements and/or Tenant Improvement Allowance. No payment of the Tenant Improvement Allowance will be made for materials or supplies not located in the Premises.
c.     Share of Costs. All costs of the Tenant Improvements in excess of the Tenant Improvement Allowance ("Excess Cost") shall be paid by Tenant at Tenant's sole cost and expense. If the estimated Final Costs of the construction of the Tenant Improvements (or the applicable phase of the Tenant Improvements, as the case may be)(the "Estimated Costs"), is greater than the Tenant Improvement Allowance, the prorata share of the Estimated

Costs payable by Landlord and Tenant shall be determined and an appropriate proportionate percentage share established for each (a "Share of Costs") based on the ratio of the amount of the remaining Tenant Improvement Allowance to the Estimated Costs.  Landlord and Tenant shall fund the cost of such work as the same is performed, in accordance with their respective Share of Costs for such work.  At such time as the Tenant Improvement Allowance has been entirely disbursed, Tenant shall pay the remaining Excess Cost, if any, which payments shall be made in installments as construction progresses. Notwithstanding the foregoing, if Tenant completes the applicable phase of the Tenant Improvements at its own cost, and, following such completion, requests a disbursement of the Tenant Improvement Allowance for applicable Improvement Allowance Items, then Landlord shall make payment of the Tenant Improvement Allowance (or remaining portion thereof) without reference to the provisions of this Paragraph 4(c).
5.    Default. Notwithstanding any provision to the contrary contained in this Lease, if any default by Tenant under this Lease (beyond applicable notice and cure periods, including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount or any default by Tenant to comply with the terms of this Exhibit B) occurs at any time on or before the substantial completion of the Tenant Improvements, then (a) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements and any costs occasioned thereby), and (b) all other obligations of Landlord under the terms of this Lease shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.
6.    Restoration of Premises. All of the Tenant Improvements (and/or any other items purchased using the Tenant Improvement Allowance), whether temporary or permanent in character, shall become part of the Property and Landlord's property. At Landlord's sole election, made at the time it approves the Approved Working Drawings if Tenant’s express written request requires such election in accordance with this Paragraph 6, any or all of the Tenant Improvements shall be removed by Tenant from the Property at the expiration or sooner termination of this Lease and the Property shall be restored by Tenant to their condition prior to the making of such Tenant Improvements, ordinary wear and tear excepted; provided, however, that Tenant shall not be required to remove any element of the Tenant Improvements that constitute Ordinary Office Improvements. Upon Tenant’s express written request making specific reference to this Paragraph 6, Landlord shall advise Tenant at the time of Landlord's approval of Approved Working Drawings whether Landlord deems a component of the Tenant Improvements to not be an "Ordinary Office Improvement" and, if so, whether Landlord will require the removal of component of the Tenant Improvements and restoration of the Property to its previous condition at the expiration or sooner termination of this Lease. Landlord's failure to expressly require such removal shall waive Landlord's right to make its foregoing election with respect to such component of the Tenant Improvements; provided, however, if Tenant believes that Landlord's advice to Tenant pursuant to this Paragraph 6 is incomplete or ambiguous, then at Tenant's request Landlord shall resolve such matter in a follow-up notice to Tenant. The removal of any component of the Tenant Improvements and the restoration of the Property shall be performed by a general contractor selected by Tenant and approved by Landlord, in which event Tenant shall pay the general contractor's fees and costs in connection with such work.
7.    Failure to Disburse Tenant Improvement Allowance. If Landlord fails to timely fulfill its obligation to fund any portion of the Tenant Improvement Allowance, Tenant shall be entitled to deliver notice (the "Payment Notice") thereof to Landlord and to any mortgage or trust deed holder of the Building whose identity and address have been previously provided to Tenant. If Landlord still fails to fulfill any such obligation within twenty (20) business days after Landlord's receipt of the Payment Notice from Tenant and if Landlord fails to deliver notice to Tenant within such twenty (20) business day period explaining Landlord's proper reasons that Landlord believes that the amounts described in Tenant's Payment Notice are not due and payable by Landlord ("Refusal Notice"), Tenant shall be entitled to offset the amount so owed to Tenant by Landlord but not paid by Landlord (or if Landlord delivers a Refusal Notice but only with respect to a portion of the amount set forth in the Payment Notice and Landlord fails to pay such undisputed amount as required by the next succeeding sentence, the undisputed amount so owed to Tenant) from the last day of such 20 business day period until the date of offset, against Tenant's next obligations to pay Rent. Notwithstanding the foregoing, Landlord hereby agrees that if Landlord delivers a Refusal Notice disputing a portion of the amount set forth in Tenant's Payment Notice, Landlord shall pay to Tenant, concurrently with the delivery of the Refusal Notice, the undisputed portion of the amount set forth in the Payment Notice. However, if Tenant is in default of the Lease beyond applicable notice and cure periods at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such default is cured. If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the disputed amounts to be so paid by Landlord, if any, within ten (10) days after Tenant's receipt of a Refusal Notice, Tenant may submit such dispute to arbitration in accordance with the American Arbitration Association. If Tenant prevails in any such arbitration, Tenant shall be entitled to apply such award as a credit against Tenant's obligations to pay Rent.

EXHIBIT C
Rules and Regulations
1.No sign, placard, picture, advertisement, name or notice (collectively referred to as "Signs") shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord. All approved Signs shall be printed, painted, affixed or inscribed at Tenant's expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant's expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant's expense and upon notice.
2.If Landlord reasonably objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises.
3.Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.
4.If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord.
5.Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.
6.Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord's prior written consent which consent as provided in the Lease.
7.Intentionally omitted.
8.No cooking shall be done or permitted on the Premises, other than in any kitchen, kitchenette or cafeteria and except that Underwriters' Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable Regulations.
9.Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.
10.Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.
11.All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.
12.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.
13.Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.
14.Intentionally deleted.
15.No person shall go on the roof without Landlord's permission, as provided in the Lease.
16.Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises.
17.Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the parking lot.
18.Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.
19.Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

20.Any directory of the Building or Business Park, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names.
21.Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.
22.Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.
23.Driveways, sidewalks, halls, passages, exits, entrances and stairways ("Access Areas") shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the reasonable judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.
24.Tenant and Tenant's guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner's expense.
25.No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant's own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.
26.Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.
27.Except as otherwise set forth in this Lease, Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises, whether voluntary, involuntary or pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings.
28.If any governmental license or permit shall be required for the proper and lawful conduct of any business or other activity carried on by Tenant in the premises, or if Tenant's failure to secure such license or permit would adversely affect Landlord, Tenant shall duly procure and thereafter maintain such license or permit.
29.Any consent, approval, request, agreement or other communication required or permitted to be given under these Rules and Regulations shall be given in accordance with the provisions for notices under the Lease and shall not be unreasonably withheld, conditioned or delayed.
30.Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as Landlord may from time to time deem necessary for the management, safety, care and cleanliness of the Premises, and Building, as well as for the convenience of other occupants and tenants therein as provided in the Lease. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.
31.Tenant shall be responsible for the observance of all of these Rules and Regulations (as amended and supplemented from time to time) by Tenant's employees, agents, clients, customers, invitees and guests. Landlord shall not be liable to Tenant for the nonobservance or violation by any tenant or occupant of the Building, or any other person of any of these Rules and Regulations.
32.These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

EXHIBIT D
Compliance Work

CalDAG/Title 24 Accessibility Summary

ARC TEC

Building:	**3300 Olcott Street**	Project Number:	**154014**
City:	**Santa Clara, California**	Date:	**May 29, 2015**

The following is an overview survey of Title 24 accessibility compliance and code review and is not intended to be a complete accessibility/code report. This summary addresses only the categories listed below, and briefly summarizes the major issues observed during our "walk-through" of the building and site, and as such, may not be all-inclusive. The intent of this summary is to provide the client with a general concept of potential non-complying areas of the building, and does not address remediation.

Site Accessibility

1	At the building's main entrance truncated domes are required at the bottom of the ramp, as well as everywhere that has a flush curb, as indicated on the attached site plan.
2	At the cul-de-sac (area where the electric vehicle parking stalls are located) the stairs to the building lack handrails, and the existing truncated domes are too far from the base of the ramp to be effective.

3	At the rear entrance (near the basketball court) the ramp is required to have handrails and truncated domes.
4	At the side entrance (near the server room) the truncated domes are located too far from the base of the ramp.

P:\2015 Jobs\154014 3300 Olcott\Accessibility Report\154014 - ADA Accessibility Summary.doc

3300 OLCOTT STREET
1
2
3
4
NORTH

Site Plan

SCALE: NO SCALE

ARCHITECTURAL TECHNOLOGIES
www.arctecinc.com
Arizona
2960 East Northern Avenue, Building C
Phoenix, Arizona 85028
P 602.953.2355 F 602.953.2988
California
99 Almaden Boulevard, Suite 840
San Jose, California 95113
P 408.496.0676 F 408.496.1121

ARC TEC

3300 OLCOTT STREET

3300 OLCOTT STREET
SANTA CLARA, CA

DATE: 05.29.2015

S

PROJECT NO: 154014

BOMA RENTABLE AREA FOR A SINGLE-TENANT BUILDING USING SILICON VALLEY STANDARDS:	
FIRST FLOOR:	50,408 S.F.
SECOND FLOOR:	51,411 S.F.
TOTAL:	101,819 S.F.

ZONING:	"ML" LIGHT INDUSTRIAL

First Level Floor Plan

SCALE: 1" = 50'

ARCHITECTURAL TECHNOLOGIES
www.arctecinc.com
Arizona
2960 East Northern Avenue, Building C
Phoenix, Arizona 85028
P 602.953.2355 F 602.953.2988
California
99 Almaden Boulevard, Suite 840
San Jose, California 95113
P 408.496.0676 F 408.496.1121
ARC TEC

3300 OLCOTT STREET

3300 OLCOTT STREET
SANTA CLARA, CA

DATE: 05.29.2015

1

PROJECT NO: 154014

BOMA RENTABLE AREA FOR A SINGLE-TENANT BUILDING USING SILICON VALLEY STANDARDS:

FIRST FLOOR:	50,408 S.F.
SECOND FLOOR:	51,411 S.F.
TOTAL:	101,819 S.F.

ZONING:	"ML" LIGHT INDUSTRIAL

Second Level Floor Plan

SCALE: 1" = 50'

ARCHITECTURAL TECHNOLOGIES
www.arctecinc.com
Arizona
2960 East Northern Avenue, Building C
Phoenix, Arizona 85028
P 602.953.2355 F 602.953.2988
California
99 Almaden Boulevard, Suite 840
San Jose, California 95113
P 408.496.0676 F 408.496.1121
ARC TEC

3300 OLCOTT STREET

3300 OLCOTT STREET
SANTA CLARA, CA

DATE: 05.29.2015

2

PROJECT NO: 154014